EXHIBIT 4.7

                                                                EXECUTION COPY

         ************************************************************

                           VITRO PLAN, S.A. DE C.V.,

                              VVP HOLDINGS CORP.

                                      and

                            VVP SYNDICATION, INC.,
                                 as Borrowers

                         -----------------------------


                                $144,244,230.63
                                LOAN AGREEMENT

                         Dated as of February 26, 2003

                        ------------------------------

                                CERTAIN LENDERS


                           SALOMON SMITH BARNEY INC.

                                      and

                                COMERICA BANK,
                            as Joint Lead Arrangers


                                CITIBANK, N.A.,
                            as Administrative Agent


                     WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Collateral Agent

         ************************************************************


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                               TABLE OF CONTENTS

               This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                          Page
                                                                          ----
SECTION 1.  DEFINITIONS......................................................2
         1.01  CERTAIN DEFINED TERMS.........................................2
         1.02  ACCOUNTING TERMS AND DETERMINATIONS..........................17

SECTION 2.  COMMITMENTS, ETC................................................17
         2.01  LOANS........................................................17
         2.02  BORROWING....................................................18
         2.03  FEES.........................................................18
         2.04  SEVERAL OBLIGATIONS; CERTAIN REMEDIES INDEPENDENT............18
         2.05  NOTES........................................................19

SECTION 3.  PAYMENTS OF PRINCIPAL AND INTEREST..............................19
         3.01  REPAYMENT OF LOANS...........................................19
         3.02  INTEREST.....................................................20
         3.03  OPTIONAL PREPAYMENTS.........................................20
         3.04  MANDATORY PREPAYMENTS........................................21

SECTION 4.  PAYMENTS, ETC...................................................21
         4.01  PAYMENTS.....................................................21
         4.03  COMPUTATIONS.................................................22
         4.04  CERTAIN NOTICES..............................................22
         4.05  NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT.............22
         4.06  SHARING OF PAYMENTS..........................................22
         4.07  JOINT AND SEVERAL OBLIGATIONS................................23

SECTION 5.  YIELD PROTECTION, ETC...........................................23
         5.01  ADDITIONAL COSTS.............................................23
         5.02  SUBSTITUTE BASIS.............................................25
         5.03  ILLEGALITY...................................................26
         5.04  COMPENSATION.................................................26
         5.05  TAXES........................................................27

SECTION 6.  CONDITIONS PRECEDENT............................................29
         6.01  CONDITIONS TO EFFECTIVENESS..................................30

                                      (i)

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         6.02  ADDITIONAL CONDITIONS TO BORROWING...........................32

SECTION 7.  GUARANTEE.......................................................33
         7.01  THE GUARANTEE................................................33
         7.02  ACKNOWLEDGMENTS, WAIVERS AND CONSENTS........................33
         7.03  REINSTATEMENT................................................37
         7.04  SUBROGATION..................................................37
         7.05  REMEDIES.....................................................37
         7.06  PAYMENTS.....................................................37
         7.07  RIGHTS OF CONTRIBUTION.......................................38
         7.08  GENERAL LIMITATION ON GUARANTEE OBLIGATIONS..................38
         7.09  LIMITATION ON GUARANTEE OBLIGATIONS OF SWISS GUARANTORS......38
         7.10  COLOMBIAN GUARANTOR..........................................39

SECTION 8.  REPRESENTATIONS AND WARRANTIES..................................39
         8.01  POWER AND AUTHORITY..........................................39
         8.02  DUE AUTHORIZATION, ETC.......................................39
         8.03  GOVERNMENTAL AND OTHER APPROVALS.............................39
         8.04  LEGAL EFFECT.................................................40
         8.05  FINANCIAL STATEMENTS.........................................40
         8.06  RANKING......................................................40
         8.07  NO ACTIONS OR PROCEEDINGS....................................40
         8.08  COMMERCIAL ACTIVITY; ABSENCE OF IMMUNITY.....................40
         8.09  TAXES........................................................41
         8.10  LEGAL FORM...................................................41
         8.11  FULL DISCLOSURE..............................................41
         8.12  LIENS........................................................41
         8.13  SOLVENCY.....................................................42
         8.14  RESTRICTIONS ON UPSTREAMING..................................42
         8.15  NOT AN INVESTMENT COMPANY....................................42
         8.16  MATERIAL AGREEMENTS..........................................42
         8.17  PROPERTIES...................................................42


SECTION 9.  COVENANTS OF THE BORROWERS......................................42
         9.01  CORPORATE EXISTENCE, ETC.....................................42
         9.02  COMPLIANCE WITH LAW..........................................43
         9.03  GOVERNMENTAL AUTHORIZATIONS..................................43
         9.04  FINANCIAL STATEMENTS, ETC....................................43
         9.05  RANKING......................................................44
         9.06  TRANSACTIONS WITH AFFILIATES.................................44
         9.07  LINE OF BUSINESS.............................................45
         9.08  MERGER, ETC..................................................45
         9.09  UPSTREAMING..................................................45


                                     (ii)

         9.10  HEDGE AGREEMENTS.............................................45
         9.11  NEGATIVE PLEDGE..............................................45
         9.12  FISCAL YEAR..................................................46
         9.13  ASSET SALES; INVESTMENTS IN NON-GUARANTEEING SUBSIDIARIES....46
         9.14  USE OF PROCEEDS..............................................47
         9.15  COMMUNICATIONS AGREEMENT.....................................47
         9.16  DIVIDEND PAYMENTS............................................47
         9.17  FINANCIAL STATEMENTS OF U.S. GUARANTORS......................47


SECTION 10.  FINANCIAL COVENANTS OF VITRO PLAN; SPECIAL COVENANTS OF
             VVP SYNDICATION................................................47
         10.01  COVENANTS OF VITRO PLAN.....................................47
         10.02  COVENANTS OF VVP SYNDICATION................................48


SECTION 11.  EVENTS OF DEFAULT..............................................49


SECTION 12.  THE CASH RESERVE ACCOUNT.......................................51
         12.01  THE CASH RESERVE ACCOUNT....................................51
         12.02  PERMITTED INVESTMENTS.......................................53
         12.03  CERTAIN PROVISIONS RELATING TO AGENTS.......................54
         12.04  INTERCREDITOR AGREEMENT.....................................54
         12.05  EVENTS OF DEFAULT, ETC......................................54
         12.06  DEFICIENCY..................................................55
         12.07  REMOVALS, ETC...............................................55
         12.08  ATTORNEY-IN-FACT............................................55
         12.09  TERMINATION.................................................55
         12.10  NO WAIVER...................................................55


SECTION 13.  THE AGENTS.....................................................56
         13.01  APPOINTMENT, POWERS AND IMMUNITIES..........................56
         13.02  RELIANCE BY AGENTS..........................................57
         13.03  DEFAULTS....................................................57
         13.04  RIGHTS AS A LENDER..........................................57
         13.05  INDEMNIFICATION.............................................58
         13.06  NON-RELIANCE ON AGENTS AND OTHER LENDERS....................58
         13.07  FAILURE TO ACT..............................................59
         13.08  RESIGNATION OR REMOVAL OF AGENTS............................59


SECTION 14.  MISCELLANEOUS..................................................60
         14.01  WAIVER......................................................60
         14.02  NOTICES.....................................................60
         14.03  EXPENSES, ETC...............................................60

                                    (iii)

         14.04  AMENDMENTS, ETC.............................................61
         14.05  SUCCESSORS AND ASSIGNS......................................62
         14.06  ASSIGNMENTS AND PARTICIPATIONS..............................62
         14.07  SURVIVAL....................................................64
         14.08  CAPTIONS....................................................64
         14.09  COUNTERPARTS................................................64
         14.10  GOVERNING LAW...............................................65
         14.11  JURISDICTION, SERVICE OF PROCESS AND VENUE..................65
         14.12  WAIVER OF JURY TRIAL........................................66
         14.13  WAIVER OF IMMUNITY..........................................66
         14.14  JUDGMENT CURRENCY...........................................66
         14.15  USE OF ENGLISH LANGUAGE.....................................66
         14.16  ENTIRE AGREEMENT............................................67
         14.17  SEVERABILITY................................................67
         14.18  RIGHT OF SET-OFF............................................67
         14.19  CONFIDENTIALITY.............................................67
         14.20  NO FIDUCIARY RELATIONSHIP...................................68

                                     (iv)

                  LOAN AGREEMENT dated as of February 26, 2003, among:

          (1) VITRO PLAN, S.A. DE C.V. ("Vitro Plan"), a Mexican corporation (sociedad anonima de capital variable);

          (2) VVP HOLDINGS CORP. ("VVP Holdings"), a corporation organized under the law of the State of Delaware;

          (3) VVP SYNDICATION, INC. ("VVP Syndication"), a corporation organized under the law of the State of Delaware and, together with Vitro Plan and VVP Holdings, the "Borrowers");

          (4) AUTOCRISTALES DE ORIENTE, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), VVP AUTO GLASS, INC., a Delaware corporation, VITROCAR, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), CRISTALES CENTROAMERICANOS, S.A., a Guatemalan corporation (sociedad anonima), CRISTALES INASTILLABLES DE MEXICO, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), DISTRIBUIDOR VIDRIERO LAN, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), DISTRIBUIDORA NACIONAL DE VIDRIO, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), DISTRIBUIDORA DE VIDRIO Y CRISTAL, S.A. DE C.V., a Mexican corporation, (sociedad anonima de capital variable), DISTRIBUIDORA DE VIDRIO DE MEXICO, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), TECNOLOGIA VITRO VIDRIO Y CRISTAL LTD. ("Tecnologia Vitro"), a Swiss Corporation (limited liability company), VIDRIO PLANO, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), VIDRIO PLANO DE MEXICO, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), VIDRIOS TEMPLADOS COLOMBIANOS, S.A. ("Vidrios Templados"), a Colombian corporation, VITRO AUTOMOTRIZ, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), VITRO FLOTADO CUBIERTAS, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), VITRO VIDRIO Y CRISTAL, S.A. DE C.V., a Mexican corporation (sociedad anonima de capital variable), VITRO AMERICA, INC. ("Vitro America"), a Delaware corporation, SUPER SKY INTERNATIONAL, INC. ("Super Sky International"), a Wisconsin corporation, SUPER SKY PRODUCTS, INC. ("Super Sky Products"), a Wisconsin corporation, SUPER SKY CONSTRUCTORS, INC. ("Super Sky Constructors"), a Delaware corporation, IP VITRO VIDRIO Y CRISTAL LTD. ("IP Vitro"), a Swiss corporation, and each Subsidiary of Vitro Plan that becomes a "Guarantor" after the date hereof pursuant to Section 10.01(d) hereof (the "Guarantors");

          (5) each of the entities that is a signatory hereto under the caption "LENDERS" on the signature pages hereto and each entity that becomes a "Lender" after the date hereof pursuant to Section 14.06(b) hereof (individually, a "Lender" and, collectively, the "Lenders");

          (6) CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); and

          (7) WACHOVIA BANK, NATIONAL ASSOCIATION, as collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the "Collateral Agent").


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                                                                             2

                             W I T N E S S E T H :

          The Borrowers have requested that the Lenders make term loans to them in an aggregate principal amount up to but not exceeding $144,244,230.63, and the Lenders are prepared to make such loans upon and subject to the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS.

          1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (and all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular shall have the same meanings when used in the plural and vice versa):

          "Account Control Agreement" shall mean an Account Control Agreement in substantially the form of Exhibit C hereto among VVP Syndication, the Collateral Agent and the Intermediary, as from time to time amended.

          "Administrative Agent" shall have the meaning set forth in the introduction hereto.

          "Administrative Agent's Account" shall mean the account of the Administrative Agent maintained by the Administrative Agent at Citibank, N.A. at 2 Penn's Way, Suite 200, New Castle, Delaware 19720, ABA #021000089, Account No. 36852248, Account name: Medium Term Finance, Reference: Vitro Plan, Attention: Cristian O. Garcia, or such other account of the Administrative Agent as may be designated by the Administrative Agent to the Borrowers in writing.

          "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person shall mean the possession, direct or indirect, of the power to vote 10% or more of the Voting Shares of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of such Voting Shares, by contract or otherwise.

          "Agents" shall mean, collectively, the Administrative Agent and the Collateral Agent.

          "Applicable Lending Office" shall mean, for each Lender, the "Lending Office" of such Lender (or of an affiliate of such Lender) specified opposite its name on Annex 1 hereto or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify in writing to the Administrative Agent and the Borrowers as the office by which its Loans are to be made and maintained.

          "Asset Sale" by any Person shall mean any sale, lease, or other transfer of Property, not including Dividend Payments, the making of payments in respect of Indebtedness of such Person or the placing of funds in deposit accounts or the investment of funds pursuant to cash management transactions in the ordinary course of business or the granting of Liens permitted hereunder.

          "Base Rate" shall mean a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's "base rate"; and

          (b) 1/2 of 1% per annum above the Federal Funds Effective Rate.

Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "Borrowers" shall have the meaning set forth in the introduction hereto.

          "Borrowing" shall mean the borrowing by the Borrowers under this Agreement, consisting of the simultaneous making of Loans by the Lenders.

          "Borrowing Date" shall mean the date of the Borrowing.

          "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City, London and Mexico City and that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Cash Reserve Account" shall mean account no. 25105321 established and maintained at the principal office in New York City of the Intermediary for the account of VVP Syndication, under the sole dominion and control of the Collateral Agent and entitled "VVP Syndication Cash Reserve Account", for which the Collateral Agent is the "entitlement holder" within the meaning of
Section 8-102(a)(7) of the UCC.

          "Change of Control Notice" shall have the meaning set forth in
Section 3.04 hereof.

          "Change of Control" shall mean that either (i) Vitro shall cease to own, beneficially and of record, directly or through one or more wholly-owned Subsidiaries, at least

51% of the outstanding Voting Shares of Vitro Plan or (ii) Pilkington shall cease to own, beneficially and of record, directly or through one or more wholly-owned Subsidiaries, at least 35% of the outstanding Voting Shares of Vitro Plan.

          "Citibank" means Citibank, N.A., a national banking association.

          "Closing Date" shall mean the date on which the Administrative Agent notifies the Borrowers that the conditions precedent set forth in Section 6.01 hereof have been satisfied.

          "Collateral Agent" shall have the meaning set forth in the introduction hereto.

          "Colombian Guarantor" shall mean Vidrios Templados.

          "Commitments" shall mean, collectively, the Tranche A Commitments and the Tranche B Commitments.

          "Commitment Termination Date" shall mean the date ten Business Days after the date hereof.

          "Communications Agreement" shall mean an agreement among the Borrowers and the Administrative Agent in substantially the form of Exhibit M hereto, as from time to time amended.

          "Confidential Information" means information that any Obligor furnishes to any Loan Party, but does not include any such information that is or becomes generally available to the public or that is or becomes available to any Loan Party from a source other than a Loan Party or an Obligor, unless, to the actual knowledge of the recipient of such information, such source breached an obligation of confidentiality in providing such information to such recipient.

          "Consolidated EBITDA" shall mean, for any Person and for any period, with respect to such Person and its consolidated Subsidiaries on a consolidated basis, the sum (without duplication) of (i) Consolidated Operating Income, (ii) depreciation and amortization and (iii) other non-cash charges to the extent deducted in arriving at Consolidated Operating Income; provided, that Vitro AFG shall be excluded from any determination of Consolidated EBITDA so long as, pursuant to clause (ii) of the proviso to the definition of Indebtedness, the consolidated Indebtedness of the Obligors is reduced by $30,000,000 of consolidated Indebtedness of Vitro AFG.

          "Consolidated Interest Expense" shall mean, with respect to any Person for any period, the aggregate gross amount of interest accruing during such period on Indebtedness of such Person and its consolidated Subsidiaries on a consolidated basis, determined in accordance with GAAP, including, without duplication, the interest portion of payments under Capital Lease Obligations and any capitalized interest and amortization of debt discount and expense.

          "Consolidated Net Worth" shall mean, for any Person at any time, for such Person and its consolidated Subsidiaries, total shareholders' equity, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Operating Income" shall mean, for any Person and for any period, operating income of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Debt" shall mean, for any Person at any time, the sum, with respect to such Person and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, of all Indebtedness of such Person and its Subsidiaries.

          "Covered Taxes" shall mean all present and future taxes, duties, levies, imposts, deductions, charges or withholdings whatsoever imposed with respect to any amount payable on or in respect of this Agreement, any of the other Loan Documents or the Loans, now or thereafter imposed, assessed, levied or collected by Mexico or the United States of America or any other jurisdiction from which any amount payable hereunder is made, or any political subdivision or taxing authority thereof or therein, excluding, however, (i) income, real property or franchise taxes imposed on a Loan Party by a jurisdiction (including Mexico) as a result of such Loan Party being organized under the laws of such jurisdiction or being a resident of such jurisdiction for tax purposes, or by virtue of its having a permanent establishment or fixed base in such jurisdiction to which income under this Agreement is attributable or its Applicable Lending Office being located in such jurisdiction, (ii) any United States withholding tax with respect to any amounts payable on or in respect of this Agreement, any of the Loan Documents or the Loans that is imposed on a Loan Party as of the time such Loan Party becomes a party to this Agreement (or designates a new lending office) or is attributable to such Loan Party's failure to comply with Section 5.05(h), except to the extent such Loan Party (or its assignor, if any) was entitled at the time of its designation of a new lending office (or assignment) to receive additional amounts with respect to such United States withholding tax pursuant to Section 5.05 and (iii) in the case of an assignment or designation of a new lending office, any Mexican withholding tax with respect to any amounts payable on or in respect of this Agreement, any of the Loan Documents or the Loans that is imposed on the applicable assignee or designee as of the time of such assignment or designation, except to the extent the applicable assignor or designor was entitled at such time to receive additional amounts with respect to such Mexican withholding tax pursuant to Section 5.05.

          "Creditors" shall mean, collectively, the Tranche A Lenders, the Tranche B Lenders and the Tranche C Lenders.

          "Debt to EBITDA Ratio" shall mean, as of the last day of any fiscal quarter of Vitro Plan, the ratio of (i) Consolidated Total Debt of Vitro Plan at such time to (ii) Consolidated EBITDA of Vitro Plan for the period of four consecutive fiscal quarters of Vitro Plan ending on such date).

          "Default" shall mean an Event of Default or an event that with the giving of notice or lapse of time or both would become an Event of Default.

          "Deposit Collateral" shall have the meaning set forth in Section 12.01(b) hereof.

          "Derivatives Liabilities" shall mean, with respect to any Person, all obligations of such Person in respect of any Hedge Agreement. For purposes hereof, the "credit exposure" at any time of any Person in respect of any Derivatives Liabilities shall be the total amount of net termination or liquidation payments due and payable from such Person at such time (excluding penalties and extraordinary amounts).

          "Dividend Payment" by any Person shall mean the payment of any dividend (in cash or in kind) on, or other payment or distribution on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person or of any options, warrants or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person), but excluding dividends payable solely in shares of common stock of such Person.

          "Dollars" and "$" shall mean lawful money for the time being of the United States of America.

          "Eligible Assignee" shall mean any of the following:

          (a) a commercial bank organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $500,000,000;

          (b) a savings and loan association or savings bank organized under the laws of the United States of America, or any State thereof, and having total assets in excess of $500,000,000;

          (c) a commercial bank organized under the laws of any other country which is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided, that such bank is acting through a branch or agency located in the United States of America;

          (d) the central bank of any country which is a member of the OECD;

          (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of $150,000,000;

          (f) a Lender; and

          (g) an Affiliate of a Lender which is a financial institution;

provided, that neither an Obligor nor any Affiliate thereof shall qualify as an Eligible Assignee; and provided further, that no entity specified in clauses (a) through (c) or (e) through (g) above shall qualify as an Eligible Assignee unless such entity (i) is registered with the Ministry of Finance for purposes of Article 195, Section I, of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) (or any successor provision) and (ii) is a resident for tax purposes of a country with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect.

          "Environmental Law" shall mean any applicable federal, state or local governmental law, rule, regulation, order or decree relating to pollution or protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, including, without limitation, the Mexican General Law of Ecological Balance and Environmental Protection (Ley General del Equilibrio Ecologico y la Proteccion al Ambiente), technical rules (normas tecnicas) and regulations thereunder, and all applicable local laws and regulations related to environmental matters and any specific agreements entered into with any competent authorities which include commitments related to environmental matters.

          "Event of Default" shall have the meaning set forth in Section 11 hereof.

          "Existing Restrictions" shall mean the restrictions described in
Schedule 1 hereto.

          "Federal Funds Effective Rate" shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "GAAP" shall mean (i) as to each Mexican Obligor and as to the consolidated financial statements of Vitro Plan, generally accepted accounting principles in Mexico in effect from time to time, (ii) as to each U.S. Obligor, generally accepted accounting principles in the United States of America in effect from time to time and (iii) as to any other Obligor, generally accepted accounting principles in the jurisdiction of organization of such Obligor in effect from time to time.

          "Governmental Authority" shall mean any nation, government, state or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

          "Guaranteed Obligations" shall have the meaning set forth in Section
7.01 hereof.

          "Guarantee" by any Person shall mean any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person including, without limitation, an aval and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, or by agreement to purchase assets, goods, securities or services, or to take-or-pay, other than agreements to purchase goods from suppliers on an arm's length basis in the ordinary course of business) or (ii) entered into for the purpose of assuring in any other manner the holder of such Indebtedness of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guarantors" shall have the meaning set forth in the introduction hereto.

          "Hedge Agreement" shall mean any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "IMSS" shall mean Instituto Mexicano del Seguro Social.

          "Indebtedness" shall mean, with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money;
(ii) all obligations of such Person evidenced by bonds, debentures, notes (including, for the avoidance of doubt, any note payable to an Affiliate of any Borrower which Affiliate is not a Subsidiary of Vitro Plan) or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than trade accounts payable arising in the ordinary course of business not overdue for more than 60 days);
(iv) all Capital Lease Obligations of such Person and (without duplication) obligations under Sale-Leaseback Transactions; (v) all obligations, contingent or otherwise, of such Person to reimburse any Person in respect of amounts paid under a letter of credit or similar instrument (other than contingent obligations in respect of documentary letters of credit to support trade transactions of such Person in the ordinary course of business and with maturities of 270 days or less); (vi) all Indebtedness of other Persons secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person; (vii) all Indebtedness of other Persons Guaranteed by such Person; and (viii) the credit exposure of such Person in respect of Derivatives Liabilities; provided, that for purposes solely of computing the outstanding principal amount of Indebtedness of the Obligors or any of them in connection with Sections 10.01(a), 10.01(b) and 10.01(c) hereof, (i) the aggregate outstanding principal amount of Indebtedness hereunder shall be deemed reduced by the amount then credited to the Cash Reserve Account and (ii) the outstanding principal amount of consolidated Indebtedness of the Obligors shall be reduced by $30,000,000 of consolidated Indebtedness of Vitro AFG, provided, that there shall be no recourse of any kind to Vitro Plan or to any of its Subsidiaries in respect of such Indebtedness.

          "INFONAVIT" shall mean Instituto del Fondo Nacional de la Vivienda para los Trabajadores.

          "Information Memorandum" shall mean the Information Memorandum dated December 12, 2002, relating to the Borrowers.

          "Intercreditor Agreement" shall mean an Intercreditor Agreement substantially in the form of Exhibit B hereto among the Borrowers, the Administrative Agent, the Collateral Agent, the Creditors and the Tranche C Agent, as amended from time to time.

          "Interest Coverage Ratio" shall mean, at any time, the ratio of (i) Consolidated EBITDA of Vitro Plan for the then most recently concluded period of four consecutive fiscal quarters of Vitro Plan to (ii) Consolidated Interest Expense of Vitro Plan for such period.

          "Interest Period" shall mean the period commencing on the Borrowing Date and ending on the first Principal Payment Date thereafter, and thereafter each period commencing on the last day of the preceding Interest Period and ending on the next Principal Payment Date, provided, that the term "Interest Period" shall include any period selected by the Administrative Agent from time to time in accordance with the definition of "Post-Default Rate".

          "Intermediary" shall mean Wachovia Securities, Inc.

          "Investment" in any Person shall mean: (i) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, or the making of a capital contribution to, such Person, (ii) the making of any advance, loan or other extension of credit to, such Person (including the purchase of Property from such Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies to such Person in the ordinary course of business, and
(iii) the entering into of any Guarantee of Indebtedness or other liability of such Person.

          "Joint Lead Arrangers" shall mean Salomon Smith Barney Inc. and Comerica Bank as Joint Lead Arrangers.

          "Joint Venture Subsidiary" shall mean any Subsidiary of Vitro Plan of which one or more Persons, in the aggregate, that are not Affiliates of any Obligor owns, directly or indirectly, beneficially or of record, 35% or more of the Voting Stock.

          "Lenders" shall have the meaning set forth in the introduction hereto.

          "LIBO Rate" shall mean, for any Interest Period, the offered rate for deposits in Dollars for a period equal to such Interest Period which appears on Telerate Page 3750, as of approximately 11:00 a.m. London time, on the date two Business Days prior to the first day of such Interest Period, provided, that (i) if such rate does not appear on such Telerate Page 3750, the "LIBO Rate" shall mean, for any Interest Period, the offered rate for deposits in Dollars for a period equal to or nearest the number of days in such Interest Period which appears on the

Reuters Screen LIBO Page, and (ii) if such rate or rates do not appear on either Telerate Page 3750 or the Reuters Screen LIBO Page, the "LIBO Rate" shall mean, with respect to each day during such Interest Period, the rate per annum equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the respective rates notified to the Administrative Agent by each Reference Bank as the rate at which Dollar deposits are offered to such Reference Bank by prime banks at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for a period approximately equal to the number of days in such Interest Period and in an amount comparable to the principal amount of the Loans.

          "Lien" shall mean any mortgage, lien, pledge, charge or other security interest or any preferential arrangement that has the practical effect of creating a security interest.

          "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Account Control Agreement, the Intercreditor Agreement and the Communications Agreement.

          "Loan Parties" shall mean, collectively, the Lenders and the Agents.

          "Loans" shall mean, collectively, the Tranche A Loans and the Tranche B Loans.

          "Majority Lenders" shall mean, at any time, Lenders holding more than 50% of the aggregate outstanding principal amount of the Loans or, if the Loans are not outstanding, Lenders having more than 50% of the aggregate amount of the Commitments.

          "Majority Tranche A Lenders" shall mean, at any time, Tranche A Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche A Loans or, if the Tranche A Loans are not outstanding, Lenders having more than 50% of the Tranche A Commitments.

          "Majority Tranche B Lenders" shall mean, at any time, Tranche B Lenders holding more than 50% of the aggregate outstanding principal amount of the Tranche B Loans or, if the Tranche B Loans are not outstanding, Lenders having more than 50% of the Tranche B Commitments.

          "Material Adverse Effect" shall mean a material adverse effect on
(i) the business, condition (financial or otherwise), operations, Properties or prospects of any Borrower (other than VVP Syndication) and its Subsidiaries taken as a whole, (ii) the ability of the Obligors to perform their obligations under any of the Loan Documents or (iii) the rights and remedies of the Loan Parties under any of the Loan Documents.

          "Material Debt" shall have the meaning specified in Section 11(c) hereof.

          "Material Subsidiary" shall mean, at any time, any Subsidiary of a Borrower (i) accounting, during the then most recently completed fiscal quarter of such Borrower, for more than 5% of the total sales or more than 5% of the Consolidated EBITDA of Vitro Plan and its consolidated Subsidiaries on a consolidated basis, or (ii) having, as at the last day of such fiscal quarter, more than 5% of the total assets of Vitro Plan and its consolidated Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

          "Mexican Bank" shall mean a bank chartered under the laws of Mexico and authorized to carry out the business of banking in Mexico under the Law of Credit Institutions (Ley de Instituciones de Credito) by the Ministry of Finance.

          "Mexican Obligor" shall mean each Obligor that is organized under the laws of Mexico.

          "Mexico" shall mean the United Mexican States.

          "Ministry of Finance" shall mean the Secretaria de Hacienda y Credito Publico of Mexico.

          "Non-Guaranteeing Subsidiary" shall mean (i) any Joint Venture Subsidiary and (ii) any Subsidiary acquired by an Obligor after the date of this Agreement that is contractually prohibited (pursuant to a contract not entered into in anticipation of such acquisition) from guaranteeing the obligations of the Borrowers under this Agreement.

          "Notes" shall mean, collectively, the Tranche A Notes and the Tranche B Notes.

          "Notice of Assignment" shall have the meaning set forth in Section 14.06(b) hereof.

          "Notice of Borrowing" shall have the meaning set forth in Section
2.02 hereof.

          "Obligors" shall mean, collectively, the Borrowers and the Guarantors.

          "OECD" shall mean the Organization for Economic Cooperation and Development.

          "Operating Lease Obligation" shall mean, with respect to any Person, the obligation of such Person under any lease (including, without limitation, a lease that may be terminated by the lessee at any time) relating to any Property (whether real, personal or mixed) that does not give rise to Capital Lease Obligations, not including any such lease under which that Person is the lessor.

          "Other Applicable Taxes" shall have the meaning set forth in Section 5.05(e) hereof.

          "Permitted Investments" shall mean (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or by any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000 and a rating with respect to its public, short-term, unsecured, unsubordinated debt securities of "A-1" or better by Standard & Poor's, or "P-1" or better by Moody's, or "D-1" or better by Fitch, IBCA, Duff & Phelps, maturing not more than 90 days from the date of acquisition thereof; (c) commercial paper rated "A-1" or better by Standard & Poor's, or "P-1" or better by Moody's, or "D-1" or better by Fitch, IBCA, Duff & Phelps, respectively, maturing not more than 90 days from the date of acquisition thereof; (d) repurchase agreements with respect to securities described in clause (a) above entered into with an office of a bank or trust company meeting the criteria described in clause (b) above; and (e) any fund at least 95% of the assets of which are invested in investments of the type referred to in clauses (a) through (c).

          "Permitted Liens" shall mean:

          (i) Liens imposed by law arising in the ordinary course of business, including (but not limited to) carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the Property subject thereto or materially impair the use thereof in the operations of the business of any of the Obligors or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject to such Liens and for which adequate reserves have been made if required in accordance with GAAP;

          (ii) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other similar social security legislation or in connection with bids relating to the obtaining of a contract for the manufacture and/or sale of products;

          (iii) Liens securing taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings reasonably promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as required by GAAP, shall have been made;

          (iv) any Lien which arises pursuant to a final judgment to the extent it does not constitute or give rise to an Event of Default;

          (v) any Lien existing on any Property prior to the acquisition thereof by an Obligor or a Subsidiary and not created in contemplation of such acquisition (and not extending to any other Property); and

          (vi) any right of setoff arising by operation of law.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

          "Pesos" shall mean the lawful currency of Mexico.

          "Pilkington" shall mean Pilkington PLC, an English company.

          "Post-Default Rate" shall mean, in the case of any overdue principal of any Loan, until the end of the then current Interest Period, a rate per annum which is equal to the sum of 2% per annum plus the Tranche A Applicable Margin or the Tranche B Applicable Margin, as applicable plus the LIBO Rate for such Interest Period, and thereafter a rate per annum which is equal to the sum of 2% per annum plus the Tranche A Applicable Margin or the Tranche B Applicable Margin, as applicable plus the LIBO Rate applicable to such Interest Period or Interest Periods as shall be selected by the Administrative Agent for funding of such overdue amounts (which Interest Periods shall not be of durations exceeding one month), and in the case of any other overdue amount, a rate per annum equal to the sum of 2% per annum plus the Tranche A Applicable Margin or the Tranche B Applicable Margin, as applicable plus the rate reasonably determined by the Administrative Agent and certified to the Borrowers, to be the cost of funding such overdue amount on an overnight basis in the London interbank market from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          "Principal Payment Date" shall mean any Tranche A Principal Payment Date and any Tranche B Principal Payment Date.

          "Process Agent" shall have the meaning set forth in Section 14.11(b) hereof.

          "Process Agent Acceptance" shall mean a letter from the Process Agent to the Administrative Agent, in substantially the form of Exhibit J hereto.

          "Property" or "Properties" of any Person shall mean any property or assets of such Person.

          "Reference Banks" shall mean the principal London office of Citibank, N.A. and the Grand Cayman office of Comerica Bank.

          "Register" shall have the meaning set forth in Section 14.06(c) hereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as amended.

          "Required Cash Reserve Balance" shall mean the fixed amount calculated as of the Closing Date such that (i) the total Consolidated EBITDA of the Guarantors on a combined basis for the then most recently completed period of four consecutive fiscal quarters plus the collected credit balance of the Cash Reserve Account (including all Permitted Investments therein) divided by (ii) Consolidated EBITDA of Vitro Plan for such period, expressed as a percentage, is not less than 75%, plus, unless and until released pursuant to Section 12.01(c) hereof, an additional amount equal to $2,500,000 (said additional amount being referred to, for purposes of Section 12.01(c) hereof, as the "Interim Supplement").

          "Requirement of Law" shall mean, as to any Person, any statute, law, treaty, rule or regulation or determination, order, injunction or judgment of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Properties or revenues.

          "Responsible Officer" shall mean the chief financial officer, chief accounting officer or such other senior executive officer having primary responsibility for the matter at hand.

          "Reuters Screen" shall mean the relevant display page as determined by the Administrative Agent of the Reuter Monitor Money Rates Service (or any successor or substitute page) for the purpose of displaying London interbank offered rates for Dollar deposits.

          "Sale-Leaseback Transaction" shall mean, with respect to any Person, any transaction in which such Person, directly or indirectly, becomes liable as lessee or as a guarantor or other surety with respect to any lease, whether a Capital Lease Obligation or an Operating Lease Obligation, of any Property, whether then owned or thereafter acquired, (i) which such Person has sold or otherwise transferred or is to sell or transfer to any other Person or (ii) which such Person intends to use for substantially the same purposes as any other Property which has been or is sold or transferred by such Person to any other Person in connection with such lease.

          "SAR" shall mean Sistema de Ahorro para el Retiro or mandatory retirement system of Mexico.

          "Secured Obligations" shall have the meaning specified in Section 12.01(b) hereof.

          "Solvent" shall mean, with respect to any Person at any time, that
(a) the fair value of the Property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business and is not about to engage in a business for which such Person's property would constitute an unreasonably small capital and (e) such Person is not, or is not deemed to be, generally in default with respect to its payment obligations pursuant to the Mexican Ley de Concursos Mercantiles.

          "Subsidiary" of any Person shall mean any corporation or other entity more than 50% of the Voting Shares of which are owned or controlled, directly or indirectly, by such Person and/or any Subsidiary of such Person.

          "Substitute Basis" shall have the meaning set forth in Section 5.02 hereof.

          "Swiss Guarantor" shall mean each of Tecnologia Vitro and IP Vitro.

          "Tranche A Applicable Margin" shall mean (i) during the period from and including the Closing Date to but not including the date one year after the Closing Date, 1.875% per annum; (ii) during the period from and including the date one year after the Closing Date to but not including the date two years after the Closing Date, 2.000% per annum; and (iii) thereafter, 2.125% per annum.

          "Tranche A Commitment" shall mean, as to each Tranche A Lender, the obligation of such Lender, on and subject to the terms and conditions of this Agreement, to make a Tranche A Loan in a principal amount up to but not exceeding the amount set opposite the name of such Tranche A Lender on Annex I hereto under the caption "Tranche A Commitment" or, in the case of a Person that becomes a Tranche A Lender pursuant to an assignment permitted under
Section 14.06(b), as specified in the respective instrument of assignment pursuant to which such assignment is effected. The original aggregate principal amount of the Tranche A Commitments is $80,000,000; provided that the aggregate principal amount of Tranche A Loans that may be disbursed for the account of VVP Holdings shall not exceed $15,000,000.

          "Tranche A Final Maturity Date" shall mean the date three years after the Closing Date, provided that if such date is not a Business Day, the Tranche A Final Maturity Date shall be the immediately preceding Business Day.

          "Tranche A Lenders" means (a) on the date hereof, the Lenders having Tranche A Commitments specified on Annex I hereto and (b) thereafter, the Lenders from time to time holding Tranche A Loans and Tranche A Commitments after giving effect to any assignments thereof permitted by Section 14.06(b).

          "Tranche A Loan" shall have the meaning set forth in Section 2.01(a) hereof.

          "Tranche A Note" shall have the meaning set forth in Section 2.05 hereof.

          "Tranche A Principal Payment Date" shall mean the date falling six months after the Closing Date and each date falling six months after the previous Tranche A Principal Payment Date, to and including the Tranche A Final Maturity Date; provided that any Tranche A Principal Payment Date that would otherwise fall on a day that is not a Business Day shall fall on the immediately preceding Business Day.

          "Tranche B Applicable Margin" shall mean (i) during the period from and including the Closing Date to but not including the date one year after the Closing Date, 2.250% per annum; (ii) during the period from and including the date one year after the Closing Date to but not including the date two years after the Closing Date, 2.375% per annum; (iii) during the period from and including the date two years after the Closing Date to but not including the date three years after the Closing Date, 2.500% per annum; (iv) during the period from and including the date three years after the Closing Date to but not including the date four years after the Closing Date, 2.625% per annum; and (iii) thereafter, 2.750% per annum

          "Tranche B Commitment" shall mean, as to each Tranche B Lender, the obligation of such Tranche B Lender, on and subject to the terms and conditions of this Agreement, to make a Tranche B Loan in a principal amount up to but not exceeding the amount set opposite the name of such Tranche B Lender on Annex I hereto under the caption "Tranche B Commitment" or, in the case of a Person that becomes a Tranche B Lender pursuant to an assignment permitted under Section 14.06(b), as specified in the respective instrument of assignment pursuant to which such assignment is effected. The original aggregate principal amount of the Tranche B Commitments is $64,244,230.63; provided that the aggregate principal amount of Tranche B Loans that may be disbursed for the account of VVP Holdings shall not exceed $15,000,000.

          "Tranche B Final Maturity Date" shall mean the date five years after the Closing Date, provided that if such date is not a Business Day, the Tranche B Final Maturity Date shall be the immediately preceding Business Day.

          "Tranche B Lenders" shall mean (a) on the date hereof, the Lenders having Tranche B Commitments specified on Annex I hereto and (b) thereafter, the Lenders from time to time holding Tranche B Loans and Tranche B Commitments after giving effect to any assignments thereof permitted by
Section 14.06(b).

          "Tranche B Loan" shall have the meaning set forth in Section 2.01(b) hereof.

          "Tranche B Note" shall have the meaning set forth in Section 2.05 hereof.

          "Tranche B Principal Payment Date" shall mean the date falling 18 months after the Closing Date and each date falling six months after the previous Tranche B Principal Payment Date, to and including the Tranche B Final Maturity Date; provided that any Tranche B Principal Payment Date that would otherwise fall on a day that is not a Business Day shall fall on the immediately preceding Business Day.

          "Tranche C Agent" shall mean the Administrative Agent as defined in the Tranche C Loan Agreement.

          "Tranche C Lenders" shall mean the Lenders as defined in the Tranche C Loan Agreement.

          "Tranche C Loan Agreement" shall mean the loan agreement dated the date hereof among Vitro Plan, the Tranche C Agent and the lenders signatory thereto providing for a credit facility denominated in Pesos.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

          "U.S. Guarantor" shall mean each of Vitro America, Super Sky International, Super Sky Products and Super Sky Constructors.

          "U.S. Obligor" shall mean VVP Holdings, VVP Syndication and each U.S. Guarantor.

          "Vitro" shall mean Vitro, S.A. de C.V., a Mexican corporation (sociedad anonima de capital variable).

          "Vitro AFG" shall mean Vitro AFG, S.A. de C.V., a Mexican corporation (sociedad anonima de capital variable).

          "Voting Shares" shall mean, with respect to any Person, any class or classes of capital stock or other ownership interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

          1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited financial statements of the Obligors delivered to the Lenders hereunder.


          SECTION 2. COMMITMENTS, ETC.

          2.01 Loans.

          (a) Each Tranche A Lender severally agrees, on and subject to the terms and conditions of this Agreement, to make one term loan to the Borrowers (each a "Tranche A Loan" and, collectively, the "Tranche A Loans") in Dollars on a single Business Day on or before the Commitment Termination Date, in a principal amount up to but not exceeding such Tranche A Lender's Tranche A Commitment and, as to all Tranche A Lenders, in an aggregate principal amount up to but not exceeding $80,000,000.

          (b) Each Tranche B Lender severally agrees, on and subject to the terms and conditions of this Agreement, to make one term loan to the Borrowers (each a "Tranche B Loan" and, collectively, the "Tranche B Loans") in Dollars on a single Business Day on or before the Commitment Termination Date, in a principal amount up to but not exceeding such Tranche B Lender's Tranche B Commitment and, as to all Tranche B Lenders, in an aggregate principal amount up to but not exceeding $64,244,230.63.

          (c) The proceeds of the Loans shall be used by the Borrowers solely
     (i) to refinance Indebtedness of any Obligor (and to that end the proceeds of the Loans may, to the extent required, be remitted (through a loan transaction) or dividended by a Borrower to such Obligor), (ii) to fund the Cash Reserve Account in accordance with Section 12.01(a) hereof and (iii) to pay fees and expenses relating to the transactions contemplated hereby. No Loan Party shall have any responsibility as to the use of any of the proceeds of any Loan.

          2.02 Borrowing. The Borrowers shall give the Administrative Agent written notice of the Borrowing in substantially the form of Exhibit D hereto (a "Notice of Borrowing") as provided in Section 4.04 hereof. Not later than 11:00 a.m. New York time on the date specified for the Borrowing, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Administrative Agent, at the Administrative Agent's Account, in immediately available funds, for account of the Borrowers. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be applied to the payment of the fees and expenses referred to in Section 6.01(j) hereof and otherwise remitted by the Administrative Agent as agreed among the Borrowers and the Administrative Agent in accordance with the terms of this Agreement, provided that, the Administrative Agent shall make a portion of the Loans available to VVP Syndication by remitting such amounts directly into the Cash Reserve Account as provided in Section 12 hereof.

          2.03 Fees. The Borrowers agree to pay to the Administrative Agent for the account of the Agents and the Joint Lead Arrangers fees in such amounts, on such terms and at such times as previously agreed upon among the Borrowers and the Administrative Agent and the Joint Lead Arrangers.

          2.04 Several Obligations; Certain Remedies Independent. The failure of any Lender to make the Loan or Loans to be made by it on the occasion of the Borrowing shall not relieve any other Lender of its obligation to make its Loan or Loans on such date, but neither any Lender nor any Agent shall be responsible for the failure of any other Lender to make the Loan or Loans to be made by such other Lender on such date, and no Lender shall have any obligation to either Agent or any other Lender for the failure by such Lender to make any Loan or Loans required to be made by such Lender. The amounts payable by the Borrowers at any time hereunder and under the Notes to each Lender shall be a separate and independent debt, and each Lender shall, subject to the terms of the Intercreditor Agreement, be entitled to protect and enforce its individual rights arising out of this Agreement and the Notes independently of any other Lender, except to the extent this Agreement provides that the exercise of any right shall require the consent of the Majority Lenders or of all of the Lenders, and, except as so required, it shall not be necessary for any other Lender or either Agent to consent to, or be joined as an additional party in, any proceedings to recover the payment of any overdue amounts.

          2.05 Notes. The Tranche A Loan by each Tranche A Lender shall be evidenced by a promissory note (pagare) signed by the Borrowers and the Guarantors substantially in the form of Exhibit A-1 hereto (each, a "Tranche A Note"), dated the date of such Tranche A Loan, payable to such Tranche A Lender in an amount equal to the principal amount of such Tranche A Loan. The Tranche B Loan by each Tranche B Lender shall be evidenced by a promissory note (pagare) signed by the Borrowers and the Guarantors substantially in the form of Exhibit A-2 hereto (each, a "Tranche B Note" and, together with the Tranche A Notes, the "Notes"), dated the date of such Tranche B Loan, payable to such Tranche B Lender in an amount equal to the principal amount of such Tranche B Loan. In the case of any conflict between the provisions of this Agreement and the terms of any Note, the provisions of this Agreement shall prevail.


          SECTION 3. PAYMENTS OF PRINCIPAL AND INTEREST.


                  3.01 Repayment of Loans. (a) The Borrowers agree to repay the full principal amount of the Tranche A Loans in six consecutive semi-annual installments, one such installment to be payable on each Tranche A Principal Payment Date, the amount of each such installment to be equal to the percentage of the original aggregate amount of the Tranche A Loans set forth below opposite the reference to the relevant Tranche A Principal Payment Date:

                        Tranche A Principal              Percentage
                          Payment Date

                                  1                          5%
                                  2                         10%
                                  3                         15%
                                  4                         20%
                                  5                         25%
                                  6                         25%

                  (b) The Borrowers agree to repay the full principal amount of the Tranche B Loans in eight consecutive semi-annual installments, one such installment to be payable on each Tranche B Principal Payment Date, the amount of each such installment to be equal to the percentage of the original aggregate amount of the Tranche B Loans set forth below opposite the reference to the relevant Tranche B Principal Payment Date:

                        Tranche B Principal              Percentage
                          Payment Date

                                  1                          5%
                                  2                          5%
                                  3                         10%
                                  4                         10%
                                  5                         15%
                                  6                         15%
                                  7                         20%
                                  8                         20%

                3.02 Interest.

               (a) The Borrowers agree to pay interest on the unpaid principal amount of the Tranche A Loan made by each Tranche A Lender for the period from and including the date of such Tranche A Loan to but excluding the date such Tranche A Loan shall be paid in full, at a rate per annum equal to the LIBO Rate for each Interest Period plus the Tranche A Applicable Margin.

               (b) The Borrowers agree to pay interest on the unpaid principal amount of the Tranche B Loan made by each Tranche B Lender for the period from and including the date of such Tranche B Loan to but excluding the date such Tranche B Loan shall be paid in full, at a rate per annum equal to the LIBO Rate for each Interest Period plus the Tranche B Applicable Margin.

               (c) Notwithstanding the foregoing, the Borrowers agree to pay interest at the applicable Post-Default Rate on any principal of the Tranche A Loan or Tranche B Loan, respectively, of any Tranche A Lender or Tranche B Lender, and on any other amount whatsoever payable by the Borrowers to such Lender or either Agent hereunder, that is not paid in full when due (whether at stated maturity, by acceleration, or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

               (d) Accrued interest on each Loan shall be payable on the last day of each Interest Period and upon each payment or prepayment thereof (on the principal amount so paid or prepaid), provided, that interest payable at the Post-Default Rate shall be payable from time to time on demand.

               (e) Promptly after the determination of any interest rate provided for herein or any change therein pursuant to this Agreement, the Administrative Agent shall (without limiting the requirements of Section 14.02 that all notices be in writing) give written notice thereof to the Lenders and to the Borrowers. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          3.03 Optional Prepayments. The Borrowers shall have the right to prepay the Tranche A Loans and the Tranche B Loans in whole or in part at any time or from time to time, which prepayment shall in each case be made together with accrued and unpaid interest thereon and all other amounts payable under this Agreement (including without limitation Section 5.04 hereof) without premium or penalty (subject to Section 5.04 hereof), provided, that (i) the Borrowers shall give the Administrative Agent notice of each prepayment under this Section 3.03 as provided in Section 4.04 hereof (and, upon the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder), (ii) each partial prepayment hereunder shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each prepayment hereunder shall be applied to the installments of principal thereof in inverse order of maturity, and (iv) all prepayments under this Section 3.03 shall be applied on a pro rata basis among the Tranche A Loans, the Tranche B Loans and loans under the Tranche C Loan Agreement on the basis of the respective aggregate outstanding principal amounts thereof, in accordance with the Intercreditor Agreement. Amounts prepaid hereunder may not be reborrowed.

          3.04 Mandatory Prepayments. The Borrowers shall provide the Lenders with written notice (a "Change of Control Notice") within five Business Days of the occurrence of any Change of Control and the Borrowers shall, within thirty Business Days after delivery of such Change of Control Notice, prepay the outstanding principal amount of all Loans and all accrued and unpaid interest thereon, together with all other amounts payable by the Borrowers under this Agreement. Amounts prepaid hereunder may not be reborrowed.


          SECTION 4. PAYMENTS, ETC.

          4.01 Payments

               (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of all fees and other amounts payable hereunder not later than 12:00 noon (New York time) on the date when due, in Dollars and immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent's Account for the account of the relevant Loan Parties.

               (b) Each Borrower shall, at the time of making each payment under this Agreement and the Notes for account of any Lender, specify to the Administrative Agent the amounts payable by such Borrower hereunder to which such payment is to be applied (and in the event that such Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 4.02 hereof, may determine to be appropriate).

               (c) Each payment received by the Administrative Agent under this Agreement for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office.

               (d) If the due date of any payment under this Agreement would otherwise fall on a day that is not a Business Day, such date shall be the immediately preceding Business Day.

          4.02. Pro Rata Payments. Except to the extent otherwise expressly provided herein, (a) the Loans of a particular Tranche shall be made by the relevant Lenders pro rata according to the amounts of their respective Commitments of such Tranche; (b) each payment or prepayment of principal of the Tranche A Loans and Tranche B Loans shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Tranche held by them; and (c) each payment of interest on the Tranche A Loans and

Tranche B Loans shall be made for account of the Lenders pro rata in accordance with the respective amounts of interest on the Loans of such Tranche then due and payable to them.

          4.03 Computations. Interest on the Loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed occurring in the period for which interest shall be payable, except that interest determined pursuant to Section 5.02 hereof on the basis of the Base Rate shall be determined on the basis of a year of 365 or 366 days and the actual number of days elapsed (including in each case the first day but excluding the last day).

          4.04 Certain Notices. The Notice of Borrowing and each notice of optional prepayment shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York time on the date three Business Days prior to the date of the Borrowing or optional prepayment. The Notice of Borrowing shall specify the amount to be borrowed and the date of the Borrowing (which shall be a Business Day). Each notice of optional prepayment shall specify (subject to Section 3.03 hereof) the amount to be prepaid and the date of prepayment (which shall be a Business Day). The Administrative Agent shall promptly notify the Lenders of the contents of each such notice.

          4.05 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified in writing by any Lender or the Borrowers (each, a "Payor") prior to the date on which the Payor is to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Borrowers) of a payment to the Administrative Agent for account of the Lenders hereunder (any such payment being herein called the "Required Payment") that such Payor will not make the Required Payment, the Administrative Agent may (but shall not be obligated to) assume that the Payor is making the Required Payment available to the Administrative Agent and, in reliance upon such assumption, make available to the relevant Lenders or the Borrowers, as the case may be, a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on such date, the Payor shall pay to the Administrative Agent, on demand, such amount with interest thereon at (in the case of a Lender) the Federal Funds Effective Rate and (in the case of the Borrowers) equal to the rate specified in Section 3.02(c) hereof, in each case until such amount is made available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Payor with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          4.06 Sharing of Payments.

          (a) If any Lender shall obtain payment of any principal of or interest on any Loan of any Tranche or payment of any other amount under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a percentage of the principal of or interest on such Loan or such other amounts then due hereunder by any Borrower to such Lender in excess of its pro rata share thereof, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Tranche or such other amounts, respectively, owing to such other Lenders

     (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time, as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Tranche or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored; provided, that if any Lender shall commence an action or proceeding in any court to collect the principal of or interest on a Loan held by, or any other amount owed to, such Lender, and as a result thereof shall receive a disproportionate payment (other than any such payment received by such Lender as a result of attachment of, or set-off, exercise of banker's lien or any other proceedings against, deposits or other property held by such Lender), such Lender shall not be required to share any portion of such disproportionate payment with any other Lender which, having received notice from such first-mentioned Lender (through the Administrative Agent) of such action or proceeding, had the legal right to, but did not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding in any appropriate court to collect (as applicable) the principal of or interest on the Loans held by, or other such amount owed to, such other Lender.

          (b) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor.

          4.07 Joint and Several Obligations. All of the obligations of the Borrowers under this Agreement and under the other Loan Documents are joint and several. Without limitation and for the avoidance of doubt, each of the waivers described in Section 7.02 and the limitation set forth in Section 7.08 hereof shall be deemed to apply to the obligations of each Borrower hereunder as if such Borrower were a Guarantor.


          SECTION 5. YIELD PROTECTION, ETC.

          5.01 Additional Costs.

          (a) If, on or after the date hereof, the adoption of any Requirement of Law, or any change in any Requirement of Law, or any change in the interpretation or administration thereof by any court or other Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental Authority, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, contribution, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting any Loan, Note or Commitment of such Lender, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under any Note, by an amount reasonably deemed by such Lender to be material (other than Taxes, which shall be treated in accordance with Section 5.05 hereof), then the Borrowers shall pay to such Lender on the date five (5) business days after demand, such additional amount or amounts as will compensate such Lender for such increased cost or reduction; provided, that this clause (a) shall not be deemed to apply to any increase in cost to, or reduction in an amount received or receivable by, such Lender described above in this clause (a) to the extent attributable to regulatory action taken by reason of the occurrence of a material adverse change in the financial condition or capitalization of such Lender.

          (b) If any Lender shall have determined that, after the date hereof, the adoption of any Requirement of Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, has or would have the effect of reducing the rate of return on capital of such Lender (or its parent) as a consequence of such Lender's obligations hereunder or its Loan or Loans to a level below that which such Lender (or its parent) could have achieved but for such adoption, change, request or directive by an amount reasonably deemed by it to be material, then from time to time, within 15 days after demand (which refers to the relevant Requirement of Law in reasonable detail) by such Lender, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction; provided, that this clause (b) shall not be deemed to apply to any such reduction incurred by a Lender to the extent attributable to regulatory action taken by reason of the occurrence of a material adverse change in the financial condition or capitalization of such Lender.

          (c) Each Lender will promptly notify the Borrowers of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section, such notice to provide reasonable detail of such event. Before giving any such notice pursuant to this subsection (c) such Lender shall designate a different Applicable Lending Office if such designation (i) will, in the reasonable judgment of such Lender, avoid the need for, or reduce the amount of, such compensation and (ii) will not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 5.01, setting forth the additional amount or amounts to be paid to it hereunder and providing reasonable detail as aforesaid, shall be conclusive and binding on the Borrowers in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods as long as such methods are consistent with such Lender's treatment of customers similar to the

     Borrowers having generally similar provisions in their agreements with such Lender. Notwithstanding anything to the contrary in clauses (a) and
     (b) above, no Lender shall be entitled to make a claim for compensation with respect to any event occurring more than 180 days prior to the date on which such Lender notifies the Borrowers of its claim for compensation.

          (d) If any Lender requests compensation under this Section 5.01, the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (subject to the restrictions contained in Section 14.06), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) such assignee shall be subject to the prior approval of the Administrative Agent, (ii) such Lender shall have received payment in full of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, and
     (iii) such assignment is reasonably expected to result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

          5.02 Substitute Basis. If, on or prior to the first day of any Interest Period (an "Affected Interest Period"):


          (a) the Administrative Agent determines that, by reason of circumstances affecting the London interbank eurodollar market, the "LIBO Rate" cannot be determined pursuant to the definition thereof, or

          (b) the Majority Lenders determine and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "LIBO Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans for such Affected Interest Period is to be determined will not be adequate to cover the cost to such Lenders of making or maintaining their Loans for such Affected Interest Period, then the Administrative Agent shall give notice thereof (a "Rate Determination Notice") to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given, during the ninety-day period following such Rate Determination Notice (the "Negotiation Period") the Administrative Agent and the Borrowers shall negotiate in good faith with a view to agreeing upon a substitute interest rate basis (having the written approval of the Majority Lenders) for the Loans which shall reflect the cost to the Lenders of funding their Loans from alternative sources (a "Substitute Basis"), and if such Substitute Basis is so agreed upon during the Negotiation Period, such Substitute Basis shall apply in lieu of the LIBO Rate to all Interest Periods commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply. If a Substitute Basis is not agreed upon during the Negotiation Period, the Base Rate as in effect from time to time shall apply in lieu of the LIBO Rate for the relevant Interest Periods.

          5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that on or after the date hereof the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain Loans hereunder (and, in the opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrowers thereof (with a copy to the Administrative Agent) following which (a) such Lender's Commitment shall be suspended until such time as such Lender may again make and maintain Loans hereunder and (b) if such Requirement of Law shall so mandate, such Lender's Loans shall be prepaid by the Borrowers, together with accrued and unpaid interest thereon and all other amounts payable by the Borrowers under this Agreement, on or before such date as shall be mandated by such Requirement of Law; provided, however, that if it is lawful for such Lender to maintain its Loans through the last day of the current Interest Period, such payment shall be made on such date; provided further, however, that the relevant Lender shall use its reasonable efforts to avoid or minimize the effect of such Requirement of Law, including by transferring the affected Loan or Loans to a different lending office, if it can do so without material cost, expense or legal detriment to it, in its sole and absolute judgment. In the event that the effects of the Requirement of Law cannot be avoided or minimized by such Lender as provided in this Section 5.03, the Borrowers may, if no Default has occurred and is continuing, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (subject to the restrictions contained in Section 14.06), all of its interest, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if such other Lender accepts such assignment); provided, that (i) such assignee shall be subject to the prior approval of the Administrative Agent, (ii) such Lender shall have received payment in full of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, and (iii) such assignment is reasonably expected to result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

          5.04 Compensation. The Borrowers shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts (if any) as shall be sufficient to compensate it for any loss, cost or expense that such Lender determines is attributable to:

                  (a) any optional or mandatory prepayment of any Loan made by such Lender for any reason on a date other than the last day of an Interest Period; and

                  (b) any failure by the Borrowers for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 6 hereof to be satisfied) to make a Borrowing on the date for such Borrowing specified in the Notice of Borrowing given pursuant to Section 2.02 hereof, or to prepay such Loan in accordance with a notice of prepayment under Section 3.03 hereof or a Change of Control Notice under

          Section 3.04 hereof or any assignment by such Lender pursuant to
          Section 5.01(d) or Section 5.03 hereof on a date other than the last day of an Interest Period.

Each Lender will furnish to the Borrowers a certificate setting forth the basis and amount of each request by such Lender for compensation under this
Section 5.04, which certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

          5.05 Taxes.

          (a) All payments on account of the principal of and interest on the Loans and the Notes, fees and all other amounts payable hereunder by the Borrowers to or for the account of each Agent or any Lender, including, without limitation, amounts payable under paragraph (b) of this Section 5.05, shall be made free and clear of and without reduction or liability for Covered Taxes, unless otherwise required by applicable law, decree or regulation.

          (b) The Borrowers shall indemnify each Agent and each Lender against, and reimburse them upon demand for, any Covered Taxes paid at any time by such Agent or such Lender (as the case may be) and any loss, liability, claim or expense, including interest, penalties, surcharges and legal fees, that such Agent or such Lender may incur at any time arising out of or in connection with any failure of the Borrowers to make any payment of Covered Taxes when due. Each Agent and Lender agrees promptly to notify the Borrowers of any event known to it that would give rise to a payment under this Section 5.05(b) by the Borrowers.

          (c) Subject to compliance by the Agent and the relevant Lender with its obligations specified in this Section 5.05, in the event that any Borrower, any Person making a payment hereunder on behalf of such Borrower or any Agent shall be required by applicable law, decree or regulation to deduct or withhold Covered Taxes from any amounts payable on, under or in respect of this Agreement, any other Loan Document or the Loans, the sum payable shall be increased as necessary so that after making all required deductions and withholdings the recipient of such payment receives an amount equal to the sum it would have received had no such deduction or withholding been made.

          (d) Each Borrower shall furnish to the Administrative Agent copies, certified by the Responsible Officer of such Borrower, of the tax forms, duly completed and evidencing each payment of Covered Taxes required under this Section 5.05, as soon as practicable (and in any event no later than 45 days) after the date such payment is made, and such Borrower shall promptly furnish to the Administrative Agent at its request or at the request of any Lender (through the Administrative Agent) or the other Agent any other information, documents and receipts that the Administrative Agent or such other Agent or such Lender may reasonably require to establish that full and timely payment has been made of all Covered Taxes required to be paid under this Section 5.05.

                  (e) Each Borrower agrees to pay all present and future stamp, court or documentary taxes and any other excise taxes, charges or similar levies and any related interest or penalties incidental thereto imposed by Mexico, or any jurisdiction from which any amount payable hereunder is made, or any municipality or other political subdivision or taxing authority thereof or therein which arises from any payment made by such Borrower hereunder or from the execution, delivery, enforcement or registration (if mandatory under Mexican law) of any of the Loan Documents (hereinafter referred to as "Other Applicable Taxes").

                  (f) Each Lender (other than a Mexican Bank) party to this Agreement on the date hereof (A) represents and warrants to the Borrowers that, as of the date hereof, (i) such Lender is registered with the Ministry of Finance as a foreign financial institution in the registry referred to in Article 197 (or any successor provision) of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), and intends to be the effective beneficiary of the interest payable under this Agreement and the other Loan Documents, (ii) such Lender is a resident of a country (or the main office of which, if lending through a branch or agency, is resident of a country) with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect, and complies with the requirements provided in such treaty to apply a reduced withholding tax rate on interest and
         (iii) such treaty provides that the rate of withholding tax on interest payments received by a foreign financial institution on a loan is 4.9% or less, and (B) agrees that it will use best efforts to
         (x) continue to comply with the requirements of such treaty for so long as it provides a reduced withholding tax rate under the Mexican Income Tax Law or such double taxation treaty, (y) file all documentation necessary to maintain its registration with the Ministry of Finance in the registry referred to in Article 197 (or any successor provision) of the Mexican Income Tax Law, so long as such requirement remains applicable, and (z) maintain its status (directly or through its main office, if lending through a branch or agency) as a resident for tax purposes of the country of which it is currently a resident and be the effective beneficiary of any interest paid.

                  (g) Each Lender (other than a Mexican Bank) and the Administrative Agent will use all reasonable commercial efforts to provide to the Borrowers (or as appropriate, complete and file with the appropriate governmental authority), within 60 days of a written request made by the Borrowers, such duly completed form, certification or similar documentation, if any, as is then required under applicable law, regulation or published administrative rule or double taxation treaty to which Mexico is a party, which is in effect, in order to obtain an exemption from, or reduced rate of, deduction, payment or withholding in respect of Covered Taxes to which such Lender or the Administrative Agent would be entitled on interest payments made to such Lender or the Administrative Agent pursuant to a tax treaty that is in effect or the law or regulations of the relevant jurisdiction; provided, that neither any Lender nor the Administrative Agent shall have any obligation to provide such form, certification or similar document (unless required under applicable law) if, in the sole and absolute judgment of such Lender or the Administrative Agent, as the case may be, it would be required to disclose confidential information and such disclosure would be materially disadvantageous to such Lender or the Administrative Agent.

               (h) Any Lender that is entitled to an exemption from or reduction of United States withholding tax with respect to payments under this Agreement shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate.

               (i) Any Lender (other than a Mexican Bank) claiming any additional amounts payable pursuant to this Section 5.05, which are in excess of the tax imposed at the lowest rate of withholding that would be otherwise applicable to such Lender and which exceed additional amounts payable on the date hereof (provided, that such Lender is in compliance with the requirements set forth in Section 5.05(f), (g) and (i)), agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if, in the sole and absolute judgment of such Lender, such change (i) would eliminate or reduce any such excess additional amounts and (ii) would not otherwise be materially disadvantageous to such Lender.

               (j) No Borrower shall be required to indemnify any Lender under clauses (a), (b) or (c) of this Section 5.05 for any additional amounts in respect of Covered Taxes to the extent that such Covered Taxes or portion thereof would not have been withheld but for the fact that the representation and warranty in clause (f)(A) above is incorrect with respect to such Lender or the failure of such Lender to comply with the provisions of clauses (f)(B), (g) (unless such Lender is a Mexican Bank) and (h) of this Section 5.05.

               (k) If a Loan Party determines, in its sole discretion, that it has received a refund of any Covered Taxes as to which it has been indemnified by one of the Borrowers or with respect to which one of the Borrowers has paid additional amounts pursuant to this Section 5.05, it may, in its sole discretion, pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the applicable Borrower under this
          Section 5.05 with respect to the Covered Taxes giving rise to such refund), net of all out-of-pocket expenses of the Loan Party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the applicable Borrower, upon request of the Loan Party, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Loan Party in the event the Loan Party is required to repay such refund to such Governmental Authority. This Section
          5.05 (k) shall not be construed to require the Loan Party to make available its tax returns (or any other information which it deems confidential) to the Borrowers or any other Person.


          SECTION 6. CONDITIONS PRECEDENT.

          6.01 Conditions to Effectiveness. The effectiveness of Sections 2.01(a) and 2.01(b) hereof shall be subject to the conditions precedent that
(i) the Majority Lenders shall not have determined, and notified the Administrative Agent, that an event or circumstance has occurred since December 31, 2001, that has had a Material Adverse Effect, (ii) the Majority Lenders shall not have determined, and notified the Administrative Agent, that a material adverse change has occurred since December 31, 2001, in the political, economic or financial condition of Mexico or the United States or in the market for loan or debt securities of Mexican borrowers, and (iii) the Administrative Agent shall have received the following documents (with certified English translations of documents not in English, except for the estatutos sociales, powers of attorney and the corporate authorizations), each of which shall be in form and substance satisfactory to the Administrative Agent (provided, that such conditions shall be satisfied not later than March 5, 2003):

               (a) Executed Agreement. This Agreement, duly executed and delivered by the Obligors and each of the other parties hereto.

               (b) Cash Reserve Account and Account Control Agreement. The Account Control Agreement, duly executed and delivered by VVP Syndication, the Collateral Agent and the Intermediary, together with (i) a certification by the Borrowers as of the Closing Date as to the Consolidated EBITDA of the Guarantors on a combined basis for the then most recently completed period of four consecutive fiscal quarters of the Guarantors and the Consolidated EBITDA of Vitro Plan for such period, and (ii) irrevocable written instructions signed by Vitro Plan and addressed to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, directing that a portion of the proceeds of the Loans equal to the Required Cash Reserve Balance shall be remitted directly to the Cash Reserve Account.

               (c) Intercreditor Agreement. The Intercreditor Agreement, duly executed and delivered by the Borrowers, the Creditors, the Administrative Agent, the Collateral Agent and the Tranche C Agent.

               (d) Communications Agreement. The Communications Agreement, duly executed and delivered by the Borrowers and the Administrative Agent.

               (e) Approvals. Certified copies of all licenses, consents, authorizations and approvals of, and notices to and filings and registrations with, any Governmental Authority (including, without limitation, all foreign exchange approvals), and of all third-party consents and approvals, if any, necessary in connection with the making and performance by each Obligor of the Loan Documents to which it is a party and the transactions contemplated hereby and thereby.

               (f) Corporate Documents. (i) The estatutos sociales, certificate of incorporation or other constitutive documents of each Obligor, certified by a Mexican notary public in the case of each Mexican Obligor and certified by an appropriate officer of such Obligor as true and correct and in full force and effect;

                    (ii) in the case of each Mexican Obligor, the powers of
               attorney, certified by a Mexican notary public, authorizing the relevant officers of each Obligor to execute and deliver the Loan Documents to which such Obligor is a party (including authority to execute titulos de credito and for actos de dominio); and

                    (iii) corporate resolutions, in form and substance
               reasonably satisfactory to the Administrative Agent, authorizing the making and performance by each Obligor of the Loan Documents to which such Obligor is a party if required by such Obligor's corporate documents.

               (g) Incumbency Certificate. A certificate of each Obligor in substantially the form of Exhibit E hereto as to the authority, incumbency and specimen signatures of the persons who have executed the Loan Documents and any other documents in connection herewith on behalf of such Obligor.

               (h) Opinions of Counsel.

                    (i) An opinion, dated the Closing Date, of Cantu y Estrada
               Abogados, S.C., special Mexican counsel to the Mexican Obligors, in substantially the form of Exhibit F hereto.

                    (ii) An opinion, dated the Closing Date, of Cravath,
               Swaine & Moore, special New York counsel to the Obligors, in substantially the form of Exhibit G hereto.

                    (iii) An opinion, dated the Closing Date, of Ritch,
               Heather y Mueller, S.C., special Mexican counsel to the Agents, in substantially the form of Exhibit H hereto.

                    (iv) An opinion, dated the Closing Date, of special
               Colombian counsel to the Colombian Guarantor, as to such matters relating to its obligations hereunder as the Administrative Agent may reasonably require.

                    (v) An opinion, dated the Closing Date, of special
               Guatemalan counsel to each Obligor that is organized under the laws of Guatemala, as to such matters relating to its obligations hereunder as the Administrative Agent may reasonably require.

                    (vi) An opinion, dated the Closing Date, of special Swiss
               counsel to each Swiss Guarantor, as to such matters relating to its obligations hereunder as the Administrative Agent may reasonably require.

                    (vii) An opinion, dated the Closing Date, of special
               Wisconsin counsel to each Guarantor organized under the law of the State of Wisconsin, as to such matters relating to its obligations hereunder as the Administrative Agent may reasonably require.

                           (viii) An opinion, dated the Closing Date, of
                  Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, in substantially the form of Exhibit I hereto.

                    (i) Process Agent Acceptance. (i) A Process Agent
               Acceptance, duly executed and delivered by the Process Agent, and (ii) a Mexican law notarized power of attorney of each Mexican Obligor appointing such Process Agent.

                    (j) Fees. Irrevocable authorization by the Borrowers to
               deduct all fees referred to in Section 2.03 hereof and all reasonable and documented accrued fees and expenses of each Agent and of the expenses then due and payable under Section
               14.03 hereof, including, without limitation, the reasonable and documented fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, counsel to the Collateral Agent, Ritch, Heather y Mueller, S.C., special Mexican counsel to the Agents, Bodman, Longley & Dahling LLP, special counsel to Comerica Bank, in connection with the negotiation, preparation, execution and delivery of the Loan Documents and the making of the Loans hereunder, and also including all stamp taxes or similar taxes in connection with the Loan Documents, from the proceeds of the Loans; provided, that a statement of such fees and expenses shall have been submitted at least two Business Days prior to the Borrowing Date.

                    (k) Licensing Agreement. Certified copies of (i) the
               Licensing Agreement ("Contrato de Licencia de Tecnologia y Asistencia Tecnica") dated as of December 19, 2001 among IP Vitro, Vitrocar, S.A. de C.V., as Licensor and Distribuidora Nacional de Vidrio, S.A. de C.V., Vitro Vidrio y Cristal, S.A. de C.V. and Vitro Automotriz, S.A. de C.V., as Licensees and
               (ii) an Amendment to such Licensing Agreement in form and substance satisfactory to the Administrative Agent, providing for the subordination of the rights of IP Vitro to receive royalty payments under such Licensing Agreement.

                    (l) Pro Forma Certificate. A certificate of Vitro Plan
               setting forth in reasonable detail the calculations required to establish whether Vitro Plan would have been in compliance with the requirements of Sections 10.01(a), (b) and (c) hereof on and as of December 31, 2002 if the Loans under this Agreement were reflected on a pro forma basis in the financial statements of Vitro Plan for the fiscal year ending on such date.

                    (m) Other Documents. Such other documents relating hereto
               as either Agent or any Lender shall reasonably request.

          6.02 Additional Conditions to Borrowing. The obligation of each Lender to make its Loan or Loans hereunder on the Borrowing Date is also subject to further conditions precedent that both immediately prior to the making of such Loan or Loans and also after giving effect thereto and to the intended use thereof:

               (A) no Default shall have occurred and be continuing;

                  (B) the representations and warranties made by the Obligors in this Agreement shall be true on and as of the Borrowing Date and immediately after giving effect to the application of the proceeds of the Loans with the same force and effect as if made on and as of such date (or, in the case of any representation and warranty that expressly relates to a specific date, as of such specific date);

                  (C) the Administrative Agent shall have received the Notes evidencing the Loans in accordance with Section 2.05 hereof;

                  (D) the Administrative Agent shall have received the Notice of Borrowing in accordance with Section 2.02 hereof; and

                  (E) the Administrative Agent shall have received irrevocable instructions signed by the Borrowers, in form and substance satisfactory to the Administrative Agent, as to the remittance by the Administrative Agent of the proceeds of the Loans (such instructions to be consistent with the provisions of Sections 2.01(c) and 6.01(j) hereof).

The Notice of Borrowing shall constitute a certification by the Borrowers that the conditions set forth in clauses (A) and (B) of this Section 6.02 have been fulfilled (both as of the date of such notice and, unless the Borrowers otherwise notify the Administrative Agent prior to the Borrowing Date, as of the Borrowing Date).


          SECTION 7. GUARANTEE.

          7.01 The Guarantee. The Guarantors hereby jointly and severally guarantee to the Loan Parties the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and the Notes and all fees, indemnities and other amounts whatsoever now or hereafter payable or becoming payable by the Borrowers hereunder and under the other Loan Documents, in each case strictly in accordance with the terms thereof (the obligations of the Borrowers to pay such amounts being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrowers shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same upon receipt from the Administrative Agent of written demand for payment thereof, without any other demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Agreement is a continuing guaranty and is a guaranty of payment and is not merely a guaranty of collection.

          7.02 Acknowledgments, Waivers and Consents. Each Guarantor agrees that the obligations of such Guarantor under Section 7.01 hereof shall, to the fullest extent permitted by applicable law, be absolute, irrevocable and unconditional under any and all circumstances. Without limiting the foregoing, each Guarantor agrees that:

               (a) The occurrence of any one or more of the following shall, to the fullest extent permitted by applicable law, not affect the enforceability or effectiveness of this Section 7 in accordance with its terms or affect, limit, reduce, discharge or terminate the liability of such Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent, the Collateral Agent or any Lender under this Section 7:

                    (i) any modification or amendment (including without
               limitation by way of amendment, extension, renewal or waiver), or any acceleration or other change in the time for payment or performance of the terms of all or any part of the Guaranteed Obligations or any Loan Document, or any other agreement or instrument whatsoever relating thereto, or any modification of the Commitments;

                    (ii) any release, termination, waiver, abandonment, lapse
               or expiration, subordination or enforcement of the liability of any other Guarantor under this Agreement or of any other guarantee of all or any part of the Guaranteed Obligations;

                    (iii) any application of the proceeds of any other
               guarantee (including without limitation any letter of credit or the obligations of any other guarantor of all or any part of the Guaranteed Obligations) to all or any part of the Guaranteed Obligations;

                    (iv) any release of any other Person (including without
               limitation any other guarantor with respect to all or any part of the Guaranteed Obligations) from any personal liability with respect to all or any part of the Guaranteed Obligations;

                    (v) any settlement, compromise, release, liquidation or
               enforcement, upon such terms and in such manner as the Administrative Agent may determine or as applicable law may dictate, of all or any part of the Guaranteed Obligations or any other guarantee of (including without limitation any letter of credit issued with respect to) all or any part of the Guaranteed Obligations;

                    (vi) the giving of any consent to the merger or
               consolidation of, the sale of a substantial portion of the assets by, or other restructuring or termination of the corporate existence of any Borrower or any other Person or any disposition of any shares of any Guarantor;

                    (vii) any proceeding against any Obligor with respect to
               all or any part of the Guaranteed Obligations or any collateral provided by any other Person or the exercise of any rights, remedies, powers and privileges of the Loan Parties under the Loan Documents or otherwise in such order and such manner as the Agents may determine, regardless of whether the Loan Parties shall have proceeded against or exhausted any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Agreement;

                    (viii) the entering into such other transactions or
               business dealings with any Obligor or any Subsidiary or Affiliate of any Obligor as any Loan Party may determine; or

                    (ix) all or any combination of any of the actions set
               forth in this Section 7.02(a).

               (b) The enforceability and effectiveness of this Agreement and the liability of the Guarantors, and the rights, remedies, powers and privileges of the Loan Parties, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives, to the fullest extent permitted by applicable law, any defense now or in the future arising, by reason of:

                    (i) any illegality, invalidity or unenforceability of all
               or any part of the Guaranteed Obligations, any Loan Document or any other agreement or instrument whatsoever relating to all or any part of the Guaranteed Obligations;

                    (ii) any disability or other defense with respect to all
               or any part of the Guaranteed Obligations, including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

                    (iii) the illegality, invalidity or unenforceability of
               any security for or other guarantee (including without limitation any letter of credit) of all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any Lien on any collateral for all or any part of the Guaranteed Obligations;

                    (iv) the cessation, for any cause whatsoever, of the
               liability of any Obligor with respect to all or any part of the Guaranteed Obligations (other than, subject to Section 7.03 hereof, by reason of the full payment of all Guaranteed Obligations);

                    (v) any failure of any Loan Party to marshal assets in
               favor of the Borrowers or any other Person (including any other guarantor of all or any part of the Guaranteed Obligations), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against the Borrowers or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Person's liability under this Agreement, the Loan Parties being under no obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrowers may be in default of its obligations under any Loan Document;

                    (vi) any counterclaim, set-off or other claim which any
               Obligor of all or any part of the Guaranteed Obligations has or claims with respect to all or any part of the Guaranteed Obligations;

                    (vii) any failure of any Loan Party or any other Person to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                    (viii) any bankruptcy, insolvency, reorganization,
               concurso mercantil, winding-up or adjustment of debts, or appointment of a custodian, interventor, conciliador, sindico, liquidator or the like of it, or similar proceedings commenced by or against any Obligor, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                    (ix) any action taken by any Loan Party that is authorized by this Section 7.02 or otherwise in this Agreement or by any other provision of any Loan Document or any omission to take any such action; or

                    (x) to the fullest extent permitted by applicable law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

               (c) To the fullest extent permitted by law, each Guarantor expressly waives, for the benefit of the Loan Parties, all set-offs and counterclaims and all diligence, presentment, demand for payment or performance, notices of nonpayment or nonperformance, protest, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever (other than the written demand for payment pursuant to Section 7.01 hereof), and any requirement that any Loan Party exhaust any right, power or remedy or proceed against the Borrowers under this Agreement, any Note or any other Loan Document or other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, and all notices of acceptance of this Agreement or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation, to the fullest extent permitted by applicable law.

               (d) Each Guarantor further waives, to the fullest extent permitted by applicable law, any right to which it may be entitled, including, without limitation:

                    (i) that the assets of the Borrowers first be used,
               depleted and/or applied in satisfaction of the Borrowers' obligations under this Agreement prior to any amounts being claimed from or paid by any Guarantor;

                    (ii) to require that the Borrowers be sued and all claims
               against the Borrowers be completed prior to an action or proceeding being initiated against such Guarantor;

                    (iii) to have its obligations hereunder be divided among
               the Guarantors, such that each Guarantor's obligation would be less than the full amount claimed; and

                    (iv) to the extent applicable, under Articles 2814, 2815,
               2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2842, 2845 and
               2846 of the Mexican Federal Civil Code and the correlative rights of the Civil Codes of the Federal District and the States of Mexico.

          7.03 Reinstatement. The obligations of each Guarantor under this
Section 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrowers in respect of the Guaranteed Obligations is rescinded or must otherwise be restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Loan Parties on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel, but without duplication of the obligations of the Borrowers under this Agreement) incurred by them in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or the like under any bankruptcy, insolvency or similar law.

          7.04 Subrogation. The Guarantors hereby jointly and severally agree that, until the final payment in full of the Guaranteed Obligations and the expiration or termination of the Commitments under this Agreement, they shall not exercise any right or remedy arising by reason of any performance by any of them of their guarantee in Section 7.01 hereof, whether by subrogation, reimbursement, contribution or otherwise, against the Borrowers or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          7.05 Remedies. Each Guarantor agrees that, as between such Guarantor and the Loan Parties, the obligations of the Borrowers under this Agreement, the Notes or any other Loan Documents may be declared to be forthwith due and payable as provided in Section 11 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section
11) for purposes of Section 7.01 hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by such Guarantor for purposes of said Section 7.01.

          7.06 Payments. Except to the extent otherwise expressly provided in
Section 7.10 hereof, all payments by the Guarantors under this Agreement shall be made in Dollars, without deduction, set-off or counterclaim at the place specified in Section 4 hereof and free and clear of any and all present and future Covered Taxes, without prejudice to the provisions of Section 5.05 hereof.

          7.07 Rights of Contribution. The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any of the Guaranteed Obligations, each other Guarantor shall, on written demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Guarantor) of said payment of the Guaranteed Obligations.

          For purposes of this Section 7.07, (i) "Excess Funding Guarantor" shall mean, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all Properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of the Guarantors exceeds the amount of all debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers and the Guarantors hereunder) of all of the Guarantors, determined as of the date hereof.

          7.08 General Limitation on Guarantee Obligations. To the extent that the obligations of any Guarantor hereunder would, by reason of any applicable domestic or foreign law, rule or regulation (including any domestic or foreign corporate law, or any domestic or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally) be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, either Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors.

          7.09 Limitation on Guarantee Obligations of Swiss Guarantors. Anything herein to the contrary notwithstanding, the aggregate amount payable by each Swiss Guarantor hereunder at any time (including, but not limited to, payments pursuant to Section 7.01 and Section 7.07 hereof) shall be limited for each such Swiss Guarantor to an amount equal to the maximum amount of the freely distributable retained earnings of such Swiss Guarantor under the law of Switzerland as of such time.

          7.10 Colombian Guarantor. Anything herein to the contrary notwithstanding, the Colombian Guarantor may make payment of any amount demanded from it hereunder in the lawful currency of the Republic of Colombia; provided, that the Colombian Guarantor shall use its best efforts to obtain any and all such licenses, consents and approvals of any Colombian Governmental Authority as may be required to enable it to make payment of all such amounts in Dollars, and, if successful in such efforts, will promptly furnish evidence thereof to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, and thereafter shall make all such payments in Dollars in accordance with Section 7.06 hereof.


          SECTION 8. REPRESENTATIONS AND WARRANTIES. Except as otherwise specified herein, each Obligor represents and warrants to the Loan Parties with respect to itself (except as otherwise provided herein) that, as of the date hereof and as of the date of the Borrowing (unless otherwise specified):

          8.01 Power and Authority. It (a) is a corporation, a sociedad anonima de capital variable or a sociedad anonima, as applicable, duly organized and validly existing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being conducted, (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, (d) has the power and authority to make and perform each of the Loan Documents to which it is a party and to borrow the Loans hereunder and (e) is in compliance with all applicable laws and regulations except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

          8.02 Due Authorization, Etc. The making and performance by such Obligor of the Loan Documents to which it is a party and of all other documents and instruments to be executed and delivered by it hereunder have been duly authorized by all necessary corporate action, and do not contravene
(a) its estatutos sociales or, if applicable, other constitutive documents,
(b) any Requirement of Law, or (c) any agreement or instrument or material contractual restriction binding on or affecting it or any of its Property, and do not and will not result in the imposition of any Lien on any of its Property, except Liens created or arising under the Loan Documents. No part of the proceeds of the Loans will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (and no Indebtedness refinanced with the proceeds of the Loans will have been used for such purpose).

          8.03 Governmental and Other Approvals. Subject to Section 7.10 hereof, no license, consent, authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (including without limitation any foreign exchange approval), and no other third-party consent or approval, is necessary for the due execution, delivery and performance by such Obligor of the Loan Documents or for the legality, validity, binding effect or enforceability thereof against it. In the case of VVP Syndication, no filing, registration or other action is required to be accomplished in Mexico, under the laws of Mexico, in order to cause the security interest created under Section 12 hereof in the Deposit Collateral to be a valid first and prior perfected security interest therein.

          8.04 Legal Effect. Each of this Agreement and each other Loan Document to which it is a party has been duly executed and delivered by such Obligor, this Agreement and each other Loan Document (other than the Notes) constitutes and each Note when duly executed and delivered by such Obligor for value received, and, in the case of a Guarantor, endorsed "por aval" by such Guarantor, will constitute the legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms.

          8.05 Financial Statements. The audited (or, in the case of each U.S. Guarantor, unaudited) consolidated balance sheet of such Obligor and its consolidated Subsidiaries as of December 31, 2001 (or, in the case of each Swiss Guarantor, December 31, 2002) and the related audited (or, in the case of each U.S. Guarantor, unaudited) consolidated statements of income and cash flows for the fiscal year ending on that date, with the opinion thereon (i) in the case of the Mexican Obligors, the Mexican office of Deloitte & Touche or other independent public accountants of recognized international standing and
(ii) in the case of each other Obligor (other than the U.S. Guarantors), independent public accountants of recognized international standing, and the unaudited consolidated balance sheet of such Obligor and its consolidated Subsidiaries as of September 30, 2002 and the related unaudited consolidated statements of income and cash flows for the nine-month period then ended, certified by the chief financial officer of Vitro Plan, each of which has heretofore been furnished to the Lenders, are complete and correct and fairly present the consolidated financial condition of such Obligor and its consolidated Subsidiaries as at said respective dates and the consolidated results of their respective operations for the fiscal year and nine-month period ending on said dates, all in accordance with GAAP, and such Obligor and its Subsidiaries do not have material contingent liabilities or unusual forward or long-term commitments not disclosed therein. Since December 31, 2001, no event or circumstance has occurred that has had a Material Adverse Effect.

          8.06 Ranking. The payment obligations of such Obligor hereunder are and will at all times be unconditional and unsubordinated general obligations of such Obligor and rank and will at all times rank at least pari passu with all other present and future unsecured Indebtedness of each Borrower and each Guarantor.

          8.07 No Actions or Proceedings. There is no litigation, investigation or proceeding pending or, to the best of its knowledge, threatened against such Obligor or any of its Subsidiaries by or before any Governmental Authority that (either individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. The operations of such Obligor and those of its Subsidiaries comply with all applicable laws, rules, regulations and orders (including without limitation all Environmental
Laws) of Governmental Authorities, except to the extent the failure to so comply (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

          8.08 Commercial Activity; Absence of Immunity. It is subject to civil and commercial law with respect to its obligations under the Loan Documents, and the making and performance by it of the Loan Documents constitute private and commercial acts rather than public or governmental acts. It is not entitled to any immunity on the ground of sovereignty or the like from the jurisdiction of any court or from any action, suit, set-off or proceeding, or the service of process in connection therewith, arising under the Loan Documents.

          8.09 Taxes. There is no income, stamp or other similar tax, levy, assessment, impost, deduction, charge or withholding imposed by Mexico (or any municipality or other political subdivision or taxing authority thereof or therein that exercises power to impose such tax, levy, assessment, impost, deduction, charge or withholding) either (a) on or by virtue of the execution or delivery by any Mexican Obligor of the Loan Documents or (b) on any payment to be made by any Mexican Obligor pursuant to the Loan Documents, other than any such tax, levy, assessment, impost, deduction, charge or withholding imposed on any Person as a result of such Person being organized under the laws of Mexico or by virtue of its having a permanent establishment in Mexico to which income under the Loan Documents is attributable or its Applicable Lending Office being located in Mexico, except for withholding tax on payments of interest and fees deemed to be interest to Lenders that are not Mexican Banks. It has filed all material tax returns required to be filed and paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings and for which adequate reserves have been made if required in accordance with GAAP.

          8.10 Legal Form. This Agreement and the other Loan Documents to which it is a party are in proper legal form under the laws of its jurisdiction of incorporation for the enforcement thereof against it under such law. All formalities required in its jurisdiction of incorporation for the validity and enforceability of each of the Loan Documents have been satisfied, and no Covered Taxes are required to be paid and no notarization is required, for the validity and enforceability thereof; provided, that in the event any legal proceedings are brought in the courts of Mexico, a Spanish translation of the documents required in such proceedings needs to be prepared by a court-approved translator and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

          8.11 Full Disclosure. The information, reports, financial statements, exhibits and schedules contained in the Information Memorandum, taken as a whole, do not contain any untrue statement of material fact, provided, that no such representation and warranty is made as to any projections or forward-looking information contained therein except that such projections or forward-looking information have been prepared in good faith on assumptions believed to be reasonable at the time of preparation thereof. All other written information furnished after the date hereof by such Obligor to the Administrative Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections, if applicable) based on reasonable estimates, on the date as of which such information is stated or certified.

          8.12 Liens. Schedule 4 hereto is a complete and correct list of each Lien granted by it in connection with any Indebtedness as of the date hereof.

          8.13 Solvency. It is, and after giving effect to the making of the Loans and the use of proceeds thereof (including without limitation the incurrence of the Guaranteed Obligations) will be, Solvent.

          8.14 Restrictions on Upstreaming. Other than the Existing Restrictions, none of its Subsidiaries is subject on the date hereof to any contractual restriction on its ability to make any Dividend Payment.

          8.15 Not an Investment Company. It is not required to register as an "investment company" under the Investment Company Act of 1940, as amended.

          8.16 Material Agreements. Schedule 5 hereto is a complete and correct list of (a) each credit agreement, loan agreement or indenture and (b) each purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit to, or Guarantee by, such Obligor outstanding on the date hereof (and, in the case of sub-section (b), with an outstanding amount in excess of $10,000,000), the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in said
Schedule 5.

          8.17 Properties. (a) It has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for (i) easements, zoning restrictions, rights-of-way and similar encumbrances imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of its business and (ii) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) It owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and its use thereof does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.


          SECTION 9. COVENANTS OF THE BORROWERS. Except as otherwise specified herein, each Borrower covenants and agrees with the Loan Parties that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by such Borrower hereunder and under the other Loan Documents:

          9.01 Corporate Existence, Etc. It will, and will cause each of its Subsidiaries to, (a) preserve and maintain its corporate existence and all of its material rights and licenses, (b) maintain in all material respects appropriate accounting and corporate books and records, and (c) permit representatives of any Loan Party, during normal business hours, at its own cost and expense (provided, that if an Event of Default has occurred and is continuing such Borrower shall indemnify each Loan Party for such reasonable and documented costs and expenses), and following reasonable prior notice, to examine, copy and make extracts from its corporate books and records, to inspect any of its Property, and to discuss its business and affairs with its officers, to the extent reasonably requested by any Loan Party subject to any legally binding confidentiality requirements applicable to it; provided, that nothing in this Section 9.01 shall prohibit any merger, consolidation, liquidation, winding up or dissolution permitted under Section 9.08 or any Asset Sale permitted under Section 9.13.

          9.02 Compliance with Law. It will, and will cause each of its Subsidiaries to, (a) comply with the requirements of all applicable laws, rules, regulations and orders (including without limitation all Environmental
Laws) of Governmental Authorities (including without limitation IMSS, INFONAVIT and SAR) except to the extent non-compliance would not result in a Material Adverse Effect, (b) timely file all required material tax returns and pay and discharge at or before maturity all of its material obligations (including without limitation tax liabilities, except where the same are contested in good faith and by appropriate proceedings and against which adequate reserves are being maintained if and to the extent required by GAAP and where the failure to pay or discharge such obligations or liabilities would not result in a Material Adverse Effect), (c) maintain all of its material Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, and (d) maintain insurance in respect of the Property and businesses of such Borrower and its Subsidiaries against loss and damage of the kinds and in the amounts customary in the industry in which such Borrower or such Subsidiary operates.

          9.03 Governmental Authorizations. It will, and will cause each of its Subsidiaries, as applicable, to promptly from time to time obtain and maintain in full force and effect all licenses, consents, authorizations and approvals of, and make all filings and registrations with, any Governmental Authority necessary under the laws of Mexico (or, if not Mexico, its jurisdiction of incorporation) for the making and performance by it of the Loan Documents.

          9.04 Financial Statements, Etc. It will provide or cause to be provided to the Administrative Agent for distribution to the Lenders:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year, enough copies for each Lender of the audited consolidated balance sheet of Obligor and its consolidated Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and cash flows of such Obligor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in conformity with GAAP, with the unqualified opinion thereon of (i) in the case of the Mexican Obligors, the Mexican office of Deloitte & Touche or other independent public accountants of recognized international standing and (ii) in the case of each other Obligor, independent public accountants of recognized international standing;

          (b) as soon as available and in any event within 60 days after the end of each quarter of each fiscal year, enough copies for each Lender of the unaudited consolidated balance sheet of each Obligor and its consolidated Subsidiaries as at the end of each such fiscal quarter and the related unaudited consolidated statements of income and cash flow of such Obligor and its consolidated Subsidiaries for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter in the previous fiscal year, all certified as to fairness of presentation and conformity with GAAP by the Responsible Officer of such Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in clause (b) above, and at any other time reasonably requested by the Administrative Agent, a certificate of a Responsible Officer, in the form of Exhibit L, (i) stating whether any Default exists on the date of such certificate and, if a Default then exists, setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto and (ii) in the case of Vitro Plan, setting forth in reasonable detail the calculations required to establish whether Vitro Plan was in compliance with the requirements of Sections 10.01(a), (b) and (c) hereof on and as of the date of such financial statements;

          (d) promptly upon an officer of such Borrower obtaining knowledge of the occurrence of any Default, a certificate of the Responsible Officer of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

          (e) promptly upon the commencement of, or any material adverse development in, any litigation or proceeding against such Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, notice thereof with a description thereof in reasonable detail; and

          (f) from time to time such additional information regarding the financial position or business of such Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request or as has been provided to the Tranche C Agent.

          9.05 Ranking. It will, and will cause each of its Subsidiaries that is an Obligor, to, promptly take all such actions as may be necessary to ensure that its payment obligations under this Agreement and the Notes will at all times constitute unconditional and unsubordinated general obligations of it ranking at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of it.

          9.06 Transactions With Affiliates. Without prejudice to anything expressly permitted under this Agreement, it will not, nor will it permit any of its Subsidiaries to, directly or indirectly enter into any transaction with an Affiliate thereof, except (a) in the ordinary course of and pursuant to the reasonable requirements of its business and upon commercially reasonable terms that are no less favorable to it than those which would be obtainable in a comparable arm's-length transaction at the time from a Person which is not such an Affiliate, (b) transactions between or among the Obligors and (c) Dividend Payments permitted by Section 9.16 hereof.

          9.07 Line of Business. It will not make any material change in the line of business of such Borrower and its Subsidiaries as conducted on the date hereof, and it will not change the legal nature of its organization.

          9.08 Merger, Etc It will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property (except for sales of inventory in the ordinary course of business for fair market value), provided, that (a) any Borrower may merge or consolidate with or into any other Person if, immediately after giving effect thereto, (i) it is the surviving Person and (ii) no Default has occurred and is continuing, (b) any Guarantor may merge or consolidate with or into any other Guarantor, (c) any Subsidiary of a Borrower that is not an Obligor may merge or consolidate with or into any other Person if, immediately after giving effect thereto, no Default has occurred and is continuing, (d) any Subsidiary that is not an Obligor may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interest of the Borrowers and is not materially disadvantageous to the Lenders and (e) any Guarantor or Subsidiary may be spun off to any Obligor.

          9.09 Upstreaming. It will not permit any of its Subsidiaries to enter into, create or assume any contractual restriction on the ability of such Subsidiary to make any Dividend Payment, provided, that this Section 9.09 shall not be deemed to prohibit (a) customary restrictions contained in the joint venture agreements with respect to any Joint Venture Subsidiary or (b) the extension, continuation or replacement on substantially similar terms of any such contractual restrictions existing on the date hereof.

          9.10 Hedge Agreements. It will not, nor will it permit any of its Subsidiaries to, enter into any Hedge Agreement, other than Hedge Agreements entered into (i) in the ordinary course of business to hedge or mitigate risks to which it or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities and (ii) not for speculative purposes.

          9.11 Negative Pledge. It will not, nor will it permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on its Property, whether now owned or hereafter acquired by it, except (in the case of VVP Syndication) the Lien created under Section 12 hereof and:

          (a) Permitted Liens;

          (b) Liens (not covering any of the Deposit Collateral) existing on the date hereof and described in Schedule 4 hereto;

          (c) Liens on any Property of such Borrower or any of its Subsidiaries securing Indebtedness of such Borrower or any of its Subsidiaries incurred or assumed for the purpose of financing (i) all or any part of the acquisition of raw materials, utilities and other Property (including working capital loans ("creditos de habilitacion" or "avio")) or (ii) all or part of the acquisition, construction or improvement of fixed assets and other

     Property (including capital expenditure loans ("creditos refaccionarios")), provided, that such Lien attaches to such Property concurrently with or within 90 days after the acquisition, construction or improvement thereof;

          (d) Any Lien on any Property existing at the time of acquisition thereof and which is not created as a result of or in connection with or in anticipation of such acquisition;

          (e) Any Lien existing on any Property of a corporation which is merged with or into an Obligor which is not created as a result of or in connection with or in anticipation of such merger;

          (f) Any Lien on a cash reserve account (however denominated) securing Indebtedness for borrowed money otherwise permitted hereby, provided, that the funds in such account are derived solely from the proceeds of such borrowing;

          (g) Liens on accounts receivable arising from factoring arrangements with respect to such accounts receivable as permitted by Section 9.13 hereof; and

          (h) Liens (not covering any shares of capital stock of such Person) not otherwise permitted by the foregoing clauses, securing Indebtedness outstanding at any time in an aggregate principal amount not exceeding $35,000,000.

          9.12 Fiscal Year. It will not, nor will it permit any of its Subsidiaries to, change its fiscal year from a calendar year ending December 31.

          9.13 Asset Sales; Investments in Non-Guaranteeing Subsidiaries. (a) Without prejudice to the limitation in clause (b) below, it will not, and will not permit any of its Subsidiaries to, directly or indirectly, make Asset Sales after the date hereof of Property having an aggregate fair market value in excess of $150,000,000 (as to all Borrowers and their Subsidiaries), provided, that the net cash proceeds of Asset Sales permitted under this clause shall be applied to reduce Indebtedness of the Obligors; and provided further, that this clause shall not apply to:

               (i) Asset Sales of inventory for fair value in the ordinary course of business;

               (ii) any Asset Sale by an Obligor to another Obligor;

               (iii) the factoring of accounts receivable pursuant to existing or future programs limited in aggregate principal amount at any time to not more than $75,000,000 or the equivalent in other currencies;

               (iv) dispositions of Property no longer used or, in its reasonable opinion, useful in the business of such Borrower or its Subsidiaries, provided that the net proceeds of any such disposition shall be reinvested in the business of such

          Borrower or the relevant Subsidiary or used to repay Indebtedness thereof within 30 days of said disposition; or

               (v) any Sale-Leaseback Transactions to the extent that a Lien securing the amount of the obligations under such Sale-Leaseback Transactions could be incurred under Section 9.11(h).

          (b) It will not, and will not permit its Subsidiaries to, make Investments after the date hereof in Non-Guaranteeing Subsidiaries in an aggregate amount exceeding $50,000,000 (as to all Borrowers and their Subsidiaries).

          9.14 Use of Proceeds. It will use the proceeds of the Loans solely
(i) to refinance Indebtedness of the Obligors (for such purpose, Vitro Plan will lend a portion of the proceeds to several of the Obligors), (ii) in the case of VVP Syndication, to fund the Cash Reserve Account in accordance with
Section 12.01(a) hereof and (iii) to pay fees and expenses relating to the transactions contemplated hereby, provided that no Loan Party shall be responsible as to the use of any of such proceeds.

          9.15 Communications Agreement. It will comply and cause the Guarantors to comply with the terms of the Communications Agreement.

          9.16 Dividend Payments. It will not declare or make any Dividend Payment if, at the time thereof and after giving effect thereto, a Default has occurred and is continuing.

          9.17 Financial Statements of U.S. Guarantors. VVP Holdings will provide to the Administrative Agent within (i) 60 days after the Closing Date in the case of Vitro America and (ii) within 90 days after the Closing Date in the case of each other U.S. Guarantor, enough copies of the audited balance sheets of Vitro America or such other U.S. Guarantor as at December 31, 2002 and December 31, 2001 and the related audited statements of income and cash flows of Vitro America or such other U.S. Guarantor for each of the fiscal years ending on such dates, all reported in conformity with GAAP, with the unqualified opinion thereon of independent accountants of recognized international standing.



          SECTION 10. FINANCIAL COVENANTS OF VITRO PLAN; SPECIAL COVENANTS OF VVP SYNDICATION.

          10.01 Covenants of Vitro Plan. Vitro Plan covenants and agrees with the Loan Parties that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by any Borrower hereunder and under the other Loan Documents:

          (a) Consolidated Net Worth. It will not permit its Consolidated Net Worth at any time to be less than 80% of its Consolidated Net Worth as at December 31, 2001 (calculated in constant Pesos).

          (b) Interest Coverage Ratio. It will not permit the Interest Coverage Ratio to be at any time less than 3.00 to 1.00.

          (c) Debt to EBITDA Ratio. It will not permit the Debt to EBITDA Ratio to be at any time greater than 2.75 to 1.00.

          (d) Certain Obligations Respecting Subsidiaries. In the event that it shall form or acquire any new Subsidiary, it will promptly cause such new Subsidiary to become a "Guarantor" hereunder, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each "Guarantor" pursuant to Section 6.01 hereof upon the Closing Date or as the Administrative Agent shall have requested; provided, that the obligation in this clause (d) shall not apply with respect to any Non-Guaranteeing Subsidiary.

          (e) Ownership. It will continue to own, beneficially and of record, directly or indirectly, 100% of the Voting Shares of each Guarantor (other than directors' qualifying shares or the equivalent).

          10.02 Covenants of VVP Syndication. VVP Syndication covenants and agrees with the Loan Parties that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by any Borrower hereunder and under the other Loan Documents:

          (a) Deposit Collateral. It will execute, deliver, file and/or record any financing statement, notice, instrument, document or agreement that may be necessary or desirable and that either Agent may reasonably request, to create, preserve, perfect or validate the security interest granted pursuant to Section 12 hereof or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest.

          (b) Maintenance of Cash Reserve Account. It will at all times maintain ownership, free and clear of any Lien, of the Cash Reserve Account, except for the Liens created hereby.

          (c) Certain Additional Activities. Without limiting the other provisions of this Agreement, it will comply with the special-purpose covenants set forth in Schedule 6 hereto.

          (d) Further Assurances. It will, from time to time upon the written request of the Collateral Agent, execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of Section 12 hereof.

          (e) Visitation. It shall permit representatives of the Collateral Agent, following notice given within a reasonable number of days prior to such inspection, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Deposit Collateral, and permit representatives of the Collateral Agent to be present at its place of business to receive copies of all communications and remittances relating to the Deposit Collateral, and forward copies of any notices or communications received by it with respect to the Deposit Collateral, all in such manner as the Collateral Agent may reasonably request, at the expense of the Collateral Agent (unless and until a Default has occurred or is continuing), provided, that such inspection and other actions shall not interfere with or otherwise interrupt its operations.

          (f) Other Financing Statements and Liens. It shall not create or permit to exist any Lien on any of the Deposit Collateral except hereunder, or file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Deposit Collateral in which the Collateral Agent is not named as the sole secured party.


          SECTION 11. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

          (a) The Borrowers shall fail to pay when due any principal of any Loan or to prepay any Loan when required hereunder, or shall fail to pay within three Business Days after the due date thereof any interest on any Loan, any commitment fees or any other amount payable hereunder or under any Note or any other amount payable under any Loan Document; or

          (b) Any representation, warranty or certification made or deemed made by any Obligor herein or in any other Loan Document (or in any modification or supplement hereto or thereto), or any certificate furnished to any Loan Party pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; or

          (c) Any Obligor or any of its Subsidiaries shall default in the payment of any principal of or interest on any other Indebtedness (whether at stated maturity or at mandatory or optional prepayment or otherwise) if such Indebtedness has an aggregate outstanding principal amount of $10,000,000 (or its equivalent in other currencies) or more ("Material Debt"), or any default or event of default shall occur under any agreement or instrument evidencing or relating to such Material Debt if the effect thereof is to accelerate the maturity thereof, or to permit or enable the holder or holders of such Material Debt, or an agent or trustee acting on its or their behalf, to accelerate the maturity thereof, or to require the mandatory prepayment or redemption thereof; or

          (d) Any Obligor shall (i) default in the observance or performance of any of its obligations under Sections 9.01(a) (with respect to the preservation and maintenance of the corporate existence of such Obligor), 9.03, 9.04, 9.05, 9.07, 9.08, 9.11, 9.13, 9.14, 9.16 or 9.17 or Section
     10 hereof; or (ii) any Obligor shall fail to perform or observe any of its other obligations under this Agreement (other than as referred to in clause (a) above or in sub-clause (i) of this clause (d)) and such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender; or

          (e) Any Obligor or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Obligor or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, liquidador, conciliador, sindico, trustee, examiner or liquidator of itself or of all or a substantial part of its Property,
     (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, concurso mercantil, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts or (iv) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced against any Obligor or any of its Material Subsidiaries, without its application or consent, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding up, (ii) the appointment of a receiver, custodian, liquidador, conciliador, sindico, trustee, examiner, liquidator or the like of it or of all or any substantial part of its Property or (iii) similar relief in respect of it under any law relating to bankruptcy, concurso mercantil, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of 90 or more days, or a declaration of bankruptcy or concurso mercantil shall be entered against such Obligor or Material Subsidiary under the Mexican federal bankruptcy laws as now or hereafter in effect; or

          (h) A judgment for the payment of money is or judgments for the payment of money are rendered against any Obligor or any of its Subsidiaries in an amount exceeding in the aggregate $10,000,000 (or its equivalent in other currencies) and shall remain unsatisfied, undischarged and in effect for a period of 45 consecutive days without a stay of execution, unless the same is adequately bonded or is being contested by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against assets thereof; or any Obligor or any of its Subsidiaries shall fail to pay when due to Social Security, INFONAVIT, IMSS or SAR any amount or amounts aggregating $10,000,000 or more (or its equivalent in Pesos) except to the extent the amount or amounts due are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property of such Obligor or Subsidiary; or

          (i) (w) Any Mexican Governmental Authority shall impose exchange controls prohibiting or in any manner materially restricting the making of payments in respect of Indebtedness in a currency other than Pesos; or
     (x) any Mexican Governmental Authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the Property of any Obligor (with or without the payment of compensation); or (y) any action is taken by a Mexican Governmental Authority, including without limitation the declaration of a moratorium on payment of any Indebtedness, that has an adverse effect on (i) the repayment of the Loans or (ii) the schedule of payments of any Borrower hereunder or under the Notes; or (z) any Obligor shall participate or take any action to participate in any facility or exercise involving the rescheduling of its Material Debt or the alteration of the currency in which it may pay its obligations; or

          (j) Any Obligor or any of its Subsidiaries shall enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property, except as expressly permitted under Sections 9.08 and 9.13 hereof; or

          (k) Any of the Loan Documents becomes unenforceable or the performance of the obligations of any Obligor thereunder becomes illegal, or the security interest created under Section 12 hereof shall not constitute a valid first priority lien on and perfected security interest in the Deposit Collateral, subject to no equal or prior Lien.

THEREUPON: in any such event, (1) the Administrative Agent shall, upon request of the Majority Lenders, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall forthwith terminate, and/or (2) the Administrative Agent shall, upon request of the Majority Lenders, by notice to the Borrowers declare the principal then outstanding of, and the accrued interest on, the Loans and the Notes and all other amounts payable by the Borrowers hereunder (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers; provided, that in the case of an Event of Default of the kinds referred to in clauses (f) or (g) above, the Commitments shall automatically terminate and such amounts shall automatically become due and payable, without any further action by any party, and/or (3) the Collateral Agent shall, upon and pursuant to the instructions of the Administrative Agent and the Tranche C Agent, proceed to enforce its remedies under Section 12 hereof (and, without limiting the foregoing, the Administrative Agent and Tranche C Agent may instruct the Collateral Agent to apply the balance of the Cash Reserve Account to payment of amounts owing under this Agreement) and the Tranche C Loan Agreement, all in accordance with, and subject to, the terms of the Intercreditor Agreement.


          SECTION 12. THE CASH RESERVE ACCOUNT.

          12.01 The Cash Reserve Account. (a) VVP Syndication hereby agrees as follows:

               (i) It has established, and will maintain until the termination of the Commitments and the payment in full of all amounts payable under the Loan Documents, the Cash Reserve Account.

               (ii) The Administrative Agent is hereby irrevocably authorized to and shall fund the Cash Reserve Account, on the date of the Borrowing, out of the proceeds of the I Borrowing in an amount equal to the Required Cash Reserve Balance as of the Borrowing Date.

               (iii) It will at all times on and after the Borrowing Date cause the collected credit balance of the Cash Reserve Account to be an amount equal to not less than the Required Cash Reserve Balance.

          (b) Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all of the other obligations, whether now existing or hereafter from time to time arising, of the Obligors under the Loan Documents and the Tranche C Loan Agreement (the "Secured Obligations"), VVP Syndication hereby pledges to the Collateral Agent for the benefit of the Creditors, the Agents, the Tranche C Agent and their respective successors and assigns, and grants to the Collateral Agent for the benefit of the Creditors, the Agents, the Tranche C Agent and their respective successors and assigns a first priority security interest in, all of VVP Syndication' right, title and interest in, to and under (i) the Cash Reserve Account, (ii) any and all cash and Permitted Investments and other financial assets (within the meaning of Section 8-102(a)(9) of the UCC) whatsoever at any time or from time to time credited to the Cash Reserve Account, and any and all security entitlements (within the meaning of Section 8-102(a)(17) of the UCC) of VVP Syndication with respect to such financial assets, and (iii) any and all proceeds of any of the foregoing (collectively, the "Deposit Collateral").

          (c) Sole Dominion. Without prejudice to the provisions of the Account Control Agreement, VVP Syndication irrevocably confers upon the Collateral Agent sole dominion and control over the Cash Reserve Account and the sole and exclusive power and right to withdraw and remit funds standing to the credit of the Cash Reserve Account, agrees that it shall not have any right or power of withdrawal over the Cash Reserve Account, and agrees that each of the authorizations provided for in this Section
     12.01 is irrevocable and coupled with an interest. VVP Syndication further irrevocably agrees that the Administrative Agent and Tranche C Agent may give instructions regarding such transactions directly to the Collateral Agent, and, subject to the terms of the Intercreditor Agreement, VVP Syndication hereby irrevocably authorizes and instructs the Collateral Agent to act upon such instructions from the Administrative Agent and Tranche C Agent with respect to the Cash Reserve Amount without any further consent of, or instruction from it. The Collateral Agent shall, within 10 days after receiving an authenticated demand from VVP Syndication following payment of all amounts owing hereunder and under any other Loan Document, send to the Intermediary an authenticated statement that releases the Intermediary from any further obligation to comply with instructions originated by the Collateral Agent.

          (d) Instructions. Subject to the terms of the Intercreditor Agreement, the Collateral Agent hereby agrees to accept and follow instructions from the Administrative Agent and Tranche C Agent with respect to the Cash Reserve Account and the Deposit Collateral. The Collateral Agent shall be entitled to assume that no Default has occurred and is continuing unless it receives notice in writing from the Administrative Agent or the Tranche C Agent to the contrary.

          (e) Advice. The Collateral Agent may at any time request the Administrative Agent or the Tranche C Agent to advise it of the aggregate amount of fees, expenses and other amounts falling due hereunder, and the Collateral Agent may rely conclusively upon the information so provided.

          (f) Full Recourse. No receipt, holding, application or disposition of all or any part of the Deposit Collateral shall relieve any Borrower of its liability for any deficiency in payment of its obligations under the Loan Documents.

          (g) Charges, etc. All fees, service charges, costs, adjustments for any deposit errors, returned or dishonored items, uncollected funds or any other deficiency for other charges and claims for any liability, loss, damage cost or expense of the Collateral Agent relating to the Cash Reserve Account (except to the extent any such amount is primarily attributed to the Collateral Agent's bad faith, willful misconduct or gross negligence) will be charged to the Cash Reserve Account. In the event that the Collateral Agent is unable to recover all such amounts, the Collateral Agent may, until such amounts are paid in full, (i) debit any other account of VVP Syndication, (ii) debit any other account in the name of VVP Syndication for the benefit of the Collateral Agent and/or
     (iii) make demand therefor on VVP Syndication and VVP Syndication shall remit payment in good and collected funds to the Collateral Agent within two Business Days of such demand.

          (h) VVP Syndication Representation. VVP Syndication represents and warrants to the Collateral Agent for the benefit of the Creditors that
     (a) it is the sole beneficial owner of the Deposit Collateral, (b) no Lien exists upon the Deposit Collateral at any time, except for Liens hereunder, and (c) the pledge and security interest in favor of the Collateral Agent created or provided for herein constitute a valid first Lien on and prior perfected security interest in the Deposit Collateral, subject to no other Lien, except for Liens hereunder.

          (i) Release. The Administrative Agent shall, promptly upon receiving the evidence referred to in the proviso to Section 7.10 hereof, if no Event of Default has occurred and is continuing, instruct the Collateral Agent to release from the Cash Reserve Account an amount equal to the Interim Supplement referred to in the definition of "Required Cash Reserve Balance", and the Collateral Agent shall forthwith release the same.

          12.02 Permitted Investments. The collected credit balance of the Cash Reserve Account will be invested by the Collateral Agent from time to time, for the benefit of VVP Syndication, in one or more Permitted Investments, so long as no Event of Default has occurred and is continuing. The Collateral Agent shall, from time to time upon the reasonable request of VVP Syndication, provide information in respect of the Permitted Investments in which such balances may have been invested. The Collateral Agent shall have no liability or responsibility whatsoever and makes no representation or warranty as to the enforceability, validity, value, the creditworthiness or collectibility of any Permitted Investment or the Cash Reserve Account.

          12.03 Certain Provisions Relating to Agents.

          (a) The Collateral Agent shall take steps as are instructed in writing by the Administrative Agent or Tranche C Agent from time to time with respect to the Deposit Collateral, subject to the terms of the Intercreditor Agreement and the rights of the Borrowers under the Loan Documents. The Collateral Agent shall not be required to take any action which it considers to be contrary to law or this Agreement or the Account Control Agreement, or which would subject it to personal liability, provided that if the Collateral Agent shall decline to take action for any such reason, it shall immediately notify the Administrative Agent, the Tranche C Agent and the Borrowers.

          (b) Neither Agent nor the Tranche C Agent shall be liable for any action taken or omitted by it with respect to the Deposit Collateral on the instructions of the other Agent or the Tranche C Agent. Each Agent and the Tranche C Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any certificate, statement, request, agreement or other instrument it reasonably believes to be genuine and to have been signed or presented by or on behalf of the other Agent or the Tranche C Agent. In maintaining the Cash Reserve Account and otherwise acting hereunder, the Collateral Agent may consult with counsel and shall be fully protected with respect to any action taken or omitted by it in good faith on advice of counsel and shall have no liability hereunder except for its bad faith, willful misconduct or gross negligence with respect to its obligations hereunder.

          12.04 Intercreditor Agreement. The parties acknowledge that the Deposit Collateral shall be subject to the terms of the Intercreditor Agreement.

          12.05 Events of Default, Etc. While an Event of Default has occurred and is continuing, subject in each case to the terms of the Intercreditor
Agreement:

          (a) the Collateral Agent shall have all of the rights and remedies with respect to the Deposit Collateral of a secured party under the Uniform Commercial Code as in effect from time to time in the State of New York (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such I additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all powers of ownership pertaining to the Deposit Collateral as if the Collateral Agent were the sole and absolute owner thereof (and VVP Syndication agrees to take all such action as may be appropriate to give effect to such right);

          (b) the Collateral Agent may apply or direct the application of any balances then on deposit in the Cash Reserve Account to the Administrative Agent and the Tranche C Agent for the payment of any of the Secured Obligations then due and unpaid;

          (c) the Collateral Agent may liquidate any Permitted Investments and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations then due and unpaid in the order specified in the Intercreditor Agreement; and

The Collateral Agent agrees to provide VVP Syndication, in a commercially reasonably manner, with prompt notice of actions taken under this Section 12.05.

          12.06 Deficiency. If the proceeds of collection or other realization of or upon the Deposit Collateral pursuant to Section 12.05 hereof are insufficient to cover the reasonably incurred costs and expenses of such realization and the payment in full of the Secured Obligations, the Borrowers shall remain liable for any deficiency.

          12.07 Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, VVP Syndication shall not (a) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address for notices indicated in Section 14.02 hereof or (b) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          12.08 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of VVP Syndication for the purpose of carrying out the provisions of this Section 12 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable, acting in a commercially reasonable manner, to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 12 to make collections in respect of the Deposit Collateral, and the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of VVP Syndication representing any payment or other distribution in respect of the Deposit Collateral or any part thereof and to give full discharge for the same.

          12.09 Termination. When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Deposit Collateral and money received in respect thereof, to or on the order of VVP Syndication.

          12.10 No Waiver. No failure on the part of the Collateral Agent to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          SECTION 13. THE AGENTS.

          13.01 Appointment, Powers and Immunities.

               (i) Each Lender hereby appoints and authorizes each Agent to act as its agent hereunder and under the Intercreditor Agreement and the Account Control Agreement with such powers as are specifically delegated to such Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence and in Section 13.05 hereof and the first sentence of Section 13.06 hereof shall include reference to their respective affiliates and its own and their respective affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or the other Loan Documents be a trustee or fiduciary for any party hereto;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document or any other document referred to or provided for herein or therein or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (and shall not commence an action or proceeding on behalf of any Lender without obtaining the consent of such Lender thereto); and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of or for the supervision of any such agents or attorneys-in-fact selected by it in good faith.

               (ii) Each Lender and the Administrative Agent irrevocably authorize and direct the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement and to comply with the terms thereof.

               (iii) Before the Collateral Agent acts or refrains from acting hereunder, it may require an officer's certificate of the Borrowers and/or an opinion of counsel satisfactory to the Collateral Agent with respect to such action or inaction. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Whenever in the administration of this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be provided or established prior to taking or suffering or omitting to take any act under this Agreement, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Collateral Agent, be deemed to be conclusively proved and established by an officers' certificate delivered to the Collateral Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Collateral Agent, shall be full warrant to the Collateral Agent for any action taken, suffered or omitted to be taken by it under the provisions of Section 12 upon the faith thereof.

          13.02 Reliance by Agents. Each Agent shall be entitled to conclusively rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed, made or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel and other experts selected by such Agent, as the case may be. As to any matters not expressly provided for by this Agreement and the other Loan Documents, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          13.03 Defaults. Neither Agent shall be deemed to have knowledge or notice of the occurrence of a Default (other than, in the case of the Administrative Agent, a failure to make a payment of principal of or interest on the Loans) unless such Agent has received notice from a Lender or a Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives a Notice of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall (subject to
Section 13.07 hereof) take such action with respect to any such Default as shall be directed by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Tranche A Lenders, the Majority Tranche B Lenders or all of the Lenders as is required in such circumstance, provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Tranche A Lenders, the Majority Tranche B Lenders or all of the Lenders.

          13.04 Rights as a Lender. With respect to its Commitment and the Loans made by it, each of Citibank, N.A. and Wachovia Bank, National Association (and any successor acting as Administrative Agent or Collateral Agent, respectively) in its individual capacity as a Lender hereunder (if applicable) shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or the Collateral Agent, as applicable, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent and the Collateral Agent in their individual capacities. Each of Citibank, N.A. and Wachovia Bank, National Association (and any successor acting as Administrative Agent or Collateral Agent, respectively) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Obligors as if it were not acting as the Administrative Agent or Collateral Agent, as applicable, and Citibank, N.A. and Wachovia Bank, National Association (and any such successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          13.05 Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed under Section 14.03 hereof, but without limiting the obligations of the Borrowers under said Section 14.03 hereof) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, claims, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including without limitation the fees and disbursements of counsel) that may be imposed on, incurred by or asserted against such Agent arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrowers are obligated to pay under Section 14.03 hereof, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified as determined by a final, nonappealable judgment by a court of competent jurisdiction. In no event shall any Loan Party be liable for any punitive or consequential damages in connection with any of the Loan Documents. The obligations of the Lenders under this Section 13.05 shall survive the termination of this Agreement, the repayment of the Loans and the resignation or removal of either Agent.

          13.06 Non-Reliance on Agents and Other Lenders. Each Lender agrees that it has, independently and without reliance on either Agent or the Joint Lead Arrangers or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or the Joint Lead Arrangers or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the other Loan Documents. The Agents shall not be required to keep themselves informed as to the performance or observance by the Obligors of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the Properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor that may come into the possession of such Agent or any of its affiliates.

          13.07 Failure to Act. Except for action expressly required of an Agent hereunder or under any other Loan Document, such Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 13.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. No provision of this Agreement shall require either Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          13.08 Resignation or Removal of Agents. Either Agent may resign at any time by giving notice thereof to the Lenders, the other Agent and the Borrowers, and either Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent, which shall, unless an Event of Default has occurred and is continuing, (in the case of the Administrative Agent) be a bank approved by the Borrowers (such approval not to be unreasonably withheld) that (i) has an office in New York, New York,
(ii) is registered as a "foreign financial institution" with the Ministry of Finance for purposes of Article 154 of the Mexican Income Tax Law, and (iii) is a resident for tax purposes of a country with which Mexico shall have entered into a treaty for the avoidance of double taxation which is in effect. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent's resignation shall nonetheless become effective and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and (2) the Majority Lenders shall perform the duties of the Agent (and all payments and communications provided to be made by, to or through such Agent shall instead be made by or to each Lender directly) until such time as the Majority Lenders appoint a successor agent as provided for above in this paragraph, provided that the Collateral Agent shall continue to maintain control of any Deposit Collateral for the benefit of the Lenders until a successor is appointed. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the Account Control Agreement and Intercreditor Agreement except to the extent of liability arising from prior action. Notwithstanding the foregoing, no removal of either Agent shall be effective until all amounts then due and owing to the removed Agent shall be paid in full. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 13 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

          13.09 The Joint Lead Arrangers. The Joint Lead Arrangers, in their capacities as such, shall not have any obligations or liabilities hereunder or under any other Loan Document.

          SECTION 14. MISCELLANEOUS.

          14.01 Waiver. No failure on the part of any Loan Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          14.02 Notices. (a) All notices, requests, instructions, directions and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered, if to any Obligor or any Agent, to its address specified on the signature pages hereto, and if to any Lender, to its "Address for Notices" specified opposite its name on Annex 1 hereto; or, as to any party, at such other address as shall be designated by such party in a notice to the Administrative Agent and the Borrowers.

          (b) Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid, provided that each Lender acknowledges and accepts the terms of the Communications Agreement and agrees that Communications (as defined in the Communications Agreement) may be made available to such Lender as provided in the Communications Agreement, agrees to provide to the Administrative Agent, promptly after the date of this Agreement, an e-mail address for receipt of each notice to such Lender that Communications have been posted on the Platform referred to in the Communications Agreement, and agrees that such notice to such Lender of such posting shall constitute effective delivery of such Communications to such Lender hereunder.

          (c) All notices required by this Agreement to be given to the Borrowers may be so given by being delivered, in accordance herewith, to Vitro Plan at the address specified beneath its signature hereto.

          14.03 Expenses, Etc. (a) (i) The Borrowers agree to pay or reimburse each Agent and each Joint Lead Arranger for all of its reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, counsel to the Collateral Agent, and Ritch, Heather y Mueller, S.C., special Mexican counsel to the Agents, and Bodman, Longley & Dahling LLP, special counsel to Comerica Bank, and printing, reproduction, document delivery, communication and travel costs) in connection with (y) the syndication, negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder and (z) in the case of the Administrative Agent only, the administration of and the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Loan Documents (whether or not consummated) and (ii) each Obligor agrees to reimburse each

Loan Party for all of its documented out-of-pocket costs and expenses (including, without limitation, the fees and expenses of legal counsel) in connection with (A) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner or participation in or other involvement with (1) performance, if any, by the Collateral Agent of any obligations of VVP Syndication in respect of the Deposit Collateral that VVP Syndication has failed or refused to perform, (2) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Deposit Collateral and for the care of the Deposit Collateral and defending or asserting rights and claims of the Collateral Agent and in respect thereof, by litigation or otherwise, including expenses of insurance, (3) judicial or regulatory proceedings and (4) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (B) the enforcement of this Section 14.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the Deposit Collateral provided pursuant to Section 12 hereof.

          (b) Each Borrower hereby agrees to indemnify each Loan Party and each Joint Lead Arranger and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages (including indirect, punitive and consequential damages) or expenses incurred by any of them arising out of or by reason of any litigation or other proceedings (including any threatened litigation or other proceedings) relating to the Loans or the use or proposed use by the Borrowers of the proceeds of any of the Loans, including, without limitation, the fees and disbursements of counsel incurred in connection with any such litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified, as determined by a final, nonappealable judgment by a court of competent jurisdiction). In no event shall any Loan Party be liable for any punitive or consequential damages in connection with any of the Loan Documents. Nothing herein shall be deemed to limit the provisions of the Communications Agreement.

          14.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement and subject to the terms of the Intercreditor Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Borrowers and the Majority Lenders, or by the Borrowers and the Agents acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agents acting with the consent of the Majority Lenders; provided, that no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders (i) increase or extend the term of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (v) release the Deposit Collateral (except in accordance with the express terms of Section 12 hereof) or alter the provisions of Section 10.02(a) hereof or Section 12, (vi) release any Guarantor from its obligations hereunder, (vii) alter the provisions of
Section 6.01 hereof or waive any condition precedent set forth therein (viii) alter the terms of this Section 14.04, or (ix) modify the definition of the term "Majority Lenders", "Majority Tranche A Loan Lenders" or "Majority Tranche B Loan Lenders", or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or amend those provisions of the Intercreditor Agreement that relate to the sharing or disposition of collateral or to the exercise by the Creditors of voting or decision-making rights; and in addition to the foregoing, any modification or supplement of
Section 13 hereof, or of any of the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under the Intercreditor Agreement or the Account Control Agreement, shall require the consent of the Administrative Agent or the Collateral Agent, as the case may be. Any such amendment or waiver shall be binding upon the Lenders, each holder of any of the Guaranteed Obligations and each Guarantor.

          14.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          14.06 Assignments and Participations.

          (a) No Obligor may assign any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of all of the Loan Parties (and any assignment in violation of this clause (a) shall be void).

          (b) Each Lender may, with the prior consent of the Administrative Agent (not to be unreasonably withheld), assign its Loan or Loans and its Commitment or Commitments or any portion thereof; provided, that

               (i) any such partial assignment (other than to another Lender) shall be in an amount at least equal to $2,000,000 and increments of $1,000,000 in excess thereof;

               (ii) upon each such assignment, the assignor and assignee shall deliver to the Borrowers and the Administrative Agent a Notice of Assignment in substantially the form of Exhibit K hereto (a "Notice of Assignment");

               (iii) each such assignee (other than a Mexican Bank) must be registered as a "foreign financial institution" with the Ministry of Finance in the registry referred to in Article 195 (or any successor provision) of the Mexican Income Tax Law and be resident for tax purposes of (or the main office of such financial institution, if acting through a branch or an agency, must be a resident for tax purposes of) a jurisdiction that is party to a treaty for the avoidance of double taxation with Mexico which is in effect; and

               (iv) each such assignee shall be an Eligible Assignee; and

     provided, further, that upon execution and delivery by the assignor and the assignee to the Borrowers and the Administrative Agent of such Notice of Assignment, and upon consent thereto to the extent required above, the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the

     Commitment or Commitments and Loan or Loans (or portion thereof) assigned to it and specified in such Notice of Assignment (in addition to the Commitment and Loan, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment or Commitments (or portion thereof) so assigned (and if so requested by the assignor and the assignee the Borrowers will issue and deliver to the assignor and the assignee new Notes reflecting such assignment). Upon its receipt of a Notice of Assignment executed by an assigning Lender and an assignee together with (except in the case of an assignment by a Lender to an Affiliate of such Lender) payment by the assignee to the Administrative Agent of an assignment fee of $3,500, the Administrative Agent shall (i) promptly accept such Notice of Assignment and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register (as hereinafter defined) and give notice of such acceptance and recordation to the Lenders and the Borrowers. Notwithstanding anything to the contrary contained herein, the Borrowers shall not be obligated to pay to any Lender (or any assignee of any Lender) any amount under any of Sections 5.01, 5.03, 5.04 or 5.05 hereof greater than the amount the Borrowers would have been obligated to pay to such Lender if such Lender had not made any assignment of its rights under this Agreement, unless such assignment is made at a time when the circumstances giving rise to such greater payments did not exist.

          (c) The Administrative Agent shall maintain at the address of the Administrative Agent referred to in Section 14.02 hereof a copy of each Notice of Assignment delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amounts of the Loans owing to each Lender from time to time. Each Obligor and the Loan Parties shall treat, and shall be entitled to treat, each Person whose name is recorded in the Register as the owner of a Loan or other obligations hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Loan Party at any reasonable time and from time to time upon reasonable prior notice.

          (d) A Lender may, in accordance with applicable law, sell or agree to sell to one or more other Persons (each a "Participant") a participation in all or any part of the Loan or Loans held by it, or in its Commitment or Commitments, provided, that such Participant shall not have any rights or obligations under this Agreement (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant) and, provided, further, that such Participant be registered as a "foreign financial institution" with the Ministry of Finance for purposes of Article 197 (or any successor provision) of the Mexican Income Tax Law and be domiciled at a country with which Mexico has entered into a treaty for the avoidance of double taxation which is in effect. All amounts payable by the Borrowers to any Lender under Section 5 hereof in respect of any Loan held by it, and its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loan and Commitment, and as if such Lender were funding such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest or (v) release the Deposit Collateral (except in accordance with Section 12 hereof).

          (e) In addition to the assignments and participations permitted under the foregoing provisions of this Section 14.06, any Lender may (without notice to or consent of the Borrowers, the Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and Notes to (i) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank and (ii) to any of its Affiliates or other Lenders, provided that such Lender shall simultaneously advise the Borrowers and the Administrative Agent of such assignment or pledge. No such assignment shall release the assigning Lender from its obligations hereunder.

          (f) A Lender may furnish any information concerning the Obligors obtained by such Lender hereunder from time to time to prospective assignees and participants (including prospective assignees and participants), provided, that such Lender shall advise such prospective assignee or participant that such information is being provided on the understanding that it is subject to the provisions set forth in Section
     14.19 hereof.

          14.07 Survival. The obligations of the Borrowers under Sections 5.01, 5.04, 5.05 and 14.03 (subject to the limitations under Section 14.03(b)) hereof, the obligations of the Lenders under Section 13.05 hereof and the provisions of Section 12 hereof, shall survive the repayment of the Loans and the termination of the Commitments (in the case of the provisions of Section 12 hereof, until payment of all amounts under the Tranche C Loan Agreement) and, in the case of any Lender that may assign any interest in its Commitments or Loans hereunder, shall survive, in the case of any event or circumstance that occurred prior to the effective date of such assignment, the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty.

          14.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          14.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. A set of the copies of this Agreement signed by all the parties hereto shall be lodged with each Borrower and each Agent.

          14.10 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York.

          14.11 Jurisdiction, Service of Process and Venue.

          (a) Each of the parties hereto agrees that any suit, action or proceeding with respect to this Agreement or any of the other Loan Documents or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant, and irrevocably submits to the jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment.

          (b) Each Obligor hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 8th Avenue, New York, New York 10011, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of such Obligor and its Property and revenues service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York, and each Obligor agrees that the failure of the Process Agent to give any notice of any such service of process to such Obligor shall not impair or affect the validity of such service or, to the extent permitted by applicable law, the enforcement of any judgment based thereon. For the avoidance of doubt, the appointment described in this Section 14.11(b) shall be governed by, and construed in accordance with, the law of the State of New York.

          (c) Nothing herein shall in any way be deemed to limit the ability of any Loan Party to serve any such process or summonses in any other manner permitted by applicable law.

          (d) Each Obligor hereby irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which any Obligor is or may be subject, by suit upon judgment.

          14.12 Waiver of Jury Trial. EACH OBLIGOR AND EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          14.13 Waiver of Immunity. To the extent that any Obligor may be or become entitled to claim for itself or its Property or revenues any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), each Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

          14.14 Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Obligors under this Agreement and the other Loan Documents to each Loan Party (in this Section 14.14 called an "Entitled Person") to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase, and transfer to New York City, Dollars in the amount originally due to such Entitled Person with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section 14.14 called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the Entitled Person could purchase such Dollars at New York, New York with the judgment currency on the Business Day next succeeding the day on which such judgment is rendered. Each Obligor hereby, as a separate obligation and notwithstanding any such judgment, agree to indemnify such Entitled Person against, and to pay each Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars purchased and transferred as aforesaid. Each Entitled Person, as a separate obligation and notwithstanding any such judgment, agrees to pay to any Obligor hereby on demand, in Dollars, the amount (if any) by which the amount of the Dollars purchased and transferred as aforesaid exceeds the sum originally due to such Obligor in Dollars hereunder.

          14.15 Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof, other than any document originally issued in a language other than English.

          14.16 Entire Agreement. This Agreement and the other Loan Documents and the agreement referred to in Section 2.03 hereof constitute the entire agreement among the parties with respect to the subject matter hereof and thereof.

          14.17 Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by applicable law the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.

          14.18 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of any Obligor against any and all of the obligations of such Obligor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such set-off and application, provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender and its Affiliates may have.

          14.19 Confidentiality. Each Lender agrees to hold all Confidential Information obtained pursuant to the provisions of this Agreement or any other Loan Document in accordance with its customary procedure for handling such information of this nature and in accordance with safe and sound banking practices, provided, that nothing herein shall prevent any Lender from disclosing such information (i) to any other Loan Party, (ii) upon the order of any court or administrative agency or otherwise to the extent required by statute, rule, regulation or judicial process, (iii) to bank examiners or upon the request or demand of any other regulatory agency or authority, (iv) which had been publicly disclosed other than as a result of a disclosure by any Loan Party prohibited by this Agreement, (v) in connection with any litigation to which any one or more of the Loan Parties is a party, or in connection with the exercise of any remedy hereunder or under the Loan Documents, (vi) to such Loan Party's legal counsel and independent auditors and accountants, and (vii) subject to provisions substantially similar to those contained in this Section 14.19, to any actual or proposed participant or assignee; provided, that the Obligors and the Loan Parties hereby agree that the Obligors and the Loan Parties (and each of their respective employees, representatives, or agents) are permitted to disclose to any and all persons, without limitation of any kind, the structure and tax aspects of the transactions contemplated herein, and all materials of any kind (including opinions or other tax analyses) that relate to such structure and tax aspects. In this regard, the parties acknowledge and agree that any disclosure of the structure or tax aspects of the transactions contemplated by this Agreement is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). The foregoing is intended solely to comply with the presumption set forth in Treasury Regulation 1.6011-4T(b)(3)(iv) and is not intended to permit the disclosure of any information to the extent such disclosure is not required in order to avoid the transactions contemplated by this Agreement being treated as a "reportable transaction" within the meaning of Treasury Regulation 1.6011-4T(b).

          14.20 No Fiduciary Relationship. The Obligors acknowledge that the Lenders have no fiduciary relationship with, or fiduciary duty to, any Obligor or any Affiliate or Subsidiary thereof arising out of or in connection with this Agreement or the Notes or the other Loan Documents, and the relationship between each Lender and the Obligors is solely that of creditor and debtor. This Agreement does not create a joint venture among the parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   BORROWERS

                                   VITRO PLAN, S.A. DE C.V.


                                   By
                                      -----------------------------------
                                      Name:
                                      Title:


                                   Address for Notices:

                                   Av. Ricardo Margain
                                   Zozaya No. 444 Col. Valle
                                   del Campestre Garza
                                   Garcia, Nuevo Leon Mexico
                                   CP 66265 Attn. Director
                                   General Juridico

                                   VVP HOLDINGS CORP.


                                   By
                                      -----------------------------------
                                      Name:
                                      Title:


                                   Address for Notices:

                                   Av. Ricardo Margain
                                   Zozaya No. 444 Col. Valle
                                   del Campestre Garza
                                   Garcia, Nuevo Leon Mexico
                                   CP 66265 Attn. Director
                                   General Juridico

                                   VVP SYNDICATION, INC.


                                   By
                                      -----------------------------------
                                      Name:
                                      Title:

                                   Address for Notices:

                                   Av. Ricardo Margain
                                   Zozaya No. 444 Col. Valle
                                   del Campestre Garza
                                   Garcia, Nuevo Leon Mexico
                                   CP 66265 Attn. Director
                                   General Juridico

                                   GUARANTORS

                                   AUTOCRISTALES DE ORIENTE, S.A. DE C.V.

                                   By
                                      -----------------------------------
                                      Name:
                                      Title:

                                   Address for Notices:

                                   Av. Ricardo Margain
                                   Zozaya No. 444 Col. Valle
                                   del Campestre Garza
                                   Garcia, Nuevo Leon Mexico
                                   CP 66265 Attn. Director
                                   General Juridico

                                   VVP AUTO GLASS, INC.

                                   By
                                      -----------------------------------
                                      Name:
                                      Title:


                                   Address for Notices:

                                   Av. Ricardo Margain
                                   Zozaya No. 444 Col. Valle
                                   del Campestre Garza
                                   Garcia, Nuevo Leon Mexico
                                   CP 66265 Attn. Director
                                   General Juridico

                                   VITROCAR, S.A. DE C.V.

                                   By
                                      -----------------------------------
                                      Name:
                                      Title:


                                   Av. Ricardo Margain
                                   Zozaya No. 444 Col. Valle
                                   del Campestre Garza
                                   Garcia, Nuevo Leon Mexico
                                   CP 66265 Attn. Director
                                   General Juridico

                                   CRISTALES CENTROAMERICANOS, S.A.

                                   By
                                      -----------------------------------
                                      Name:
                                      Title:


                                   Address for Notices:

                                   Av. Ricardo Margain
                                   Zozaya No. 444 Col. Valle
                                   del Campestre Garza
                                   Garcia, Nuevo Leon Mexico
                                   CP 66265 Attn. Director
                                   General Juridico

                                 CRISTALES INASTILLABLES DE MEXICO, S.A. DE C.V.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                   DISTRIBUIDOR VIDRIERO LAN, S.A. DE C.V.

                                   By
                                      -----------------------------------
                                      Name:
                                      Title:


                                   Address for Notices:

                                   Av. Ricardo Margain
                                   Zozaya No. 444 Col. Valle
                                   del Campestre Garza
                                   Garcia, Nuevo Leon Mexico
                                   CP 66265 Attn. Director
                                   General Juridico

                                  DISTRIBUIDORA NACIONAL DE VIDRIO, S.A. DE C.V.

                                  By
                                     -----------------------------------
                                     Name:
                                     Title:


                                  Address for Notices:

                                  Av. Ricardo Margain
                                  Zozaya No. 444 Col. Valle
                                  del Campestre Garza
                                  Garcia, Nuevo Leon Mexico
                                  CP 66265 Attn. Director
                                  General Juridico

                                 DISTRIBUIDORA DE VIDRIO Y CRISTAL, S.A. DE C.V.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 DISTRIBUIDORA DE VIDRIO DE MEXICO, S.A. DE C.V.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 VIDRIO PLANO, S.A. DE C.V.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 TECNOLOGIA VITRO VIDRIO Y CRISTAL LTD.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Vitro Europa S.A.
                                 Route du Mont Carmel 1
                                 1762 Givisiez Switzerland

                                 Attn:  Jaime Rico Garza

                                 With a copy to:

                                 Meyer Lustenberger
                                 Forchstrasse 452
                                 P.O. Box 832
                                 8029 Zurich
                                 Switzerland
                                 Attn:  Patricia Guerra

                                 VIDRIO PLANO DE MEXICO, S.A. DE C.V.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:



                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 VIDRIOS TEMPLADOS COLOMBIANOS, S.A.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 VITRO AUTOMOTRIZ, S.A. DE C.V.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 VITRO FLOTADO CUBIERTAS, S.A. DE C.V.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 VITRO VIDRIO Y CRISTAL, S.A. DE C.V.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:

                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 VITRO AMERICA, INC.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:

                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 SUPER SKY INTERNATIONAL, INC.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 SUPER SKY PRODUCTS, INC.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 SUPER SKY CONSTRUCTORS, INC.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 Av. Ricardo Margain
                                 Zozaya No. 444 Col. Valle
                                 del Campestre Garza
                                 Garcia, Nuevo Leon Mexico
                                 CP 66265 Attn. Director
                                 General Juridico

                                 IP VITRO VIDRIO Y CRISTAL LTD.

                                 By
                                    -----------------------------------
                                    Name:
                                    Title:

                                 Address for Notices:

                                 Vitro Europa S.A.
                                 Route du Mont Carmel 1
                                 1762 Givisiez
                                 Switzerland

                                 Attn:  Jaime Rico Garza

                                 With a copy to:

                                 Meyer Lustenberger
                                 Forchstrasse 452
                                 P.O. Box 832
                                 8029 Zurich
                                 Switzerland
                                 Attn:  Patricia Guerra

                                 ADMINISTRATIVE AGENT

                                 CITIBANK, N.A.
                                   as Administrative Agent


                                 By
                                    -----------------------------------
                                    Name:
                                    Title:

                                 Address for Notices:

                                 2 Penn's Way, Suite 200
                                 New Castle, Delaware 19720

                                 Attn:  Cristian O. Garcia
                                 Tel:    (302) 894-6054
                                 Fax:   (212) 994-0961

                                 COLLATERAL AGENT

                                 WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as Collateral  Agent


                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 Address for Notices:

                                 191Peachtree Street, NE
                                 Atlanta GA 30303

                                 Attn:  Peter Lovett
                                 Tel. (404) 332-5675
                                 Fax. (404) 332-5905

                                 LENDERS


                                 CITIBANK, N.A., NASSAU BAHAMAS BRANCH


                                 By
                                    -----------------------------------
                                    Name:
                                    Title:

                                 COMERICA BANK


                                 By
                                    -----------------------------------
                                    Name:
                                    Title:

                                 WACHOVIA BANK, NATIONAL ASSOCIATION


                                 By
                                    -----------------------------------
                                    Name:
                                    Title:

                                 BANCO NACIONAL DE COMERCIO
                                 EXTERIOR, S.N.C., ACTING THROUGH ITS
                                 GRAND CAYMAN BRANCH


                                 By
                                    -----------------------------------
                                    Name:
                                    Title:

                                 CAIXA DE AFORROS DE VIGO, OURENSE E
                                 PONTEVEDRA, CAIXANOVA MIAMI
                                 AGENCY


                                 By
                                    -----------------------------------
                                    Name:
                                    Title:


                                 By
                                    -----------------------------------
                                    Name:
                                    Title:

                                 BANK OF MONTREAL


                                 By
                                    -----------------------------------
                                    Name:
                                    Title: